               SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549


                            FORM 8-K


                         CURRENT REPORT
             Pursuant to Section 13 or 15(d) of the
                   Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported):
                        February 20, 1997



                    MEDICAL RESOURCES, INC.
     (Exact name of registrant as specified in its charter)



     Delaware             0-20440             13-3584552
   (State or other       (Commission          (I.R.S.Employer
   jurisdiction)          File Number)       Identification No.)


155 State Street, Hackensack, New Jersey   07601
(Address of principal executive offices)   (Zip Code)


Registrant's telephone number, including area code:
                          (201) 488-6230


                        N/A

(Former name and former address, if changed since last report)

Item 5.   Other Events

     On February 20, 1997, Medical Resources, Inc. (the
"Company") completed a $52,000,000 private placement of Senior
Notes to a group of insurance companies led by John Hancock
Mutual Life Insurance Company. Dillon, Read & Co. Inc. acted as agent in connection with the placement.

The Notes bear interest at an annual rate of 7.77%, are subject to equal annual sinking fund payments commencing in February 2001 and have a final maturity in February 2005. The Company will use the proceeds from the placement to retire approximately $14,000,000 of existing equipment debt, to fund acquisitions and for general corporate purposes.

     The terms of the agreement pursuant to which the Notes were issued contain, among other provisions, certain financial covenants, including net worth and debit covenants, and certain dividend limitations. In addition, the Notes are secured by certain of the Company's subsidiaries.


Item 7.  Financial Statements and Exhibits.

     (c)  Exhibits


20. Note Purchase Agreement dated as of February 20, 1997, between the Company and the Purchasers listed on Exhibit A thereto.

                              SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                   MEDICAL RESOURCES, INC.
                                   Registrant


                                   By:
                                       -------------------------
                                       Secretary


Date:  March 4, 1997

<EX. 20>

                     MEDICAL RESOURCES, INC.




            7.77% SENIOR NOTES DUE FEBRUARY 20, 2005
                       PPN:   58467* AB O



                     NOTE PURCHASE AGREEMENT


                  Dated as of February 20, 1997

                        TABLE OF CONTENTS

Paragraph                                              Page

1.   AUTHORIZATION; RANKING                            1
     1A. Authorization of Issue of the Notes           1
     1B. Ranking                                       1

2.   PURCHASE AND SALE OF THE NOTES; CLOSING           1
     2A.  Purchase and Sale of the Notes               1
     2B.  Closing                                      1

3.   CONDITIONS OF CLOSING                             2
     3A.  Opinion of Company Counsel                   2
     3B.  Opinion of Purchasers' Special Counsel       2
     3C.  Representations and Warranties;
           Compliance and Certificates                 2
     3D.  Purchase Permitted by Applicable Laws        2
     3E.  Private Placement Numbers                    2
     3F.  Rating                                       3
     3G.  Sale of all Notes                            3
     3H.  Charter and Proceedings                      3
     3I.  Consent of Other Persons                     3
     3J.  Payment of Special Counsel Fees              3
     3K.  Changes in Corporate Structure               3
     3L.  Restricted Subsidiaries' Guaranty            3
     3M.  Pledge of Equity Interest                    3

4.   PREPAYMENT, REPAYMENT AND REDEMPTION              3
     4A.  Optional Prepayment of Notes at Any Time     3
     4B.  Notice of Optional Prepayment                3
     4C.  Scheduled Repayment of Notes                 4
     4D.  Payments Pro Rata; Application of Payments   4
     4E.  Retirement of Notes                          4
     4F.  Make Whole Amount                            4

5.   AFFIRMATIVE COVENANTS                             4
     5A.  Financial and Other Reporting
           by the Company                              4
     5B.  Information Required by Rule 144A            6
     5C.  Inspection of Property                       7
     5D.  Corporate Existence, Etc.                    7
     5E.  Payment of Taxes and Claims                  7
     5F.  Compliance with Laws, Etc.                   7
     5G.  Maintenance of Properties and Leases         7
     5H.  Insurance                                    8
     5I.  Scope of Business                            8
     5J.  Use of Proceeds                              8
     5K.  Environmental Compliance                     8
     5L.  Maintenance of Books and Records             8
     5M.  Delivery of Guaranty                         9

6.   NEGATIVE COVENANTS                                9
     6A.  Financial Covenants                          9
          6A(1).Consolidated Net Worth.                9
          6A(2).Interest Expense Coverage              9
          6A(3).Limitation on Consolidated
               Total Debt                              9
          6A(4).Limitation on Priority Debt            10
     6B.  Restricted Payments and Restricted
           Investment                                  10
     6C.  Liens and Other Restrictions                 10
          6C(1).Liens                                  10
          6C(2)Sale of Stock                           12
          6C(3).Merger and Sale of Assets              12
          6C(4).Subsidiary Dividend
           and Other Restrictions                      14
          6C(5).Transactions with Affiliates           14
     6D.  Compliance with ERISA                        14

7.   EVENTS OF DEFAULT                                 15
     7A.  Acceleration                                 15
     7B.  Rescission of Acceleration                   17
     7C.  Notice of Acceleration or Rescission         17
     7D.  Other Remedies, No Waivers or
           Election of Remedies                        18

8.   REPRESENTATIONS AND WARRANTIES                    18
     8A.  Organization, Etc.                           18
     8B.  Stock Ownership                              18
     8C.  Financial Statements                         19
     8D.  Actions Pending                              19
     8E.  Title to Properties                          19
     8F.  Affiliates and Investments in Others         19
     8G.  Tax Returns and Payments                     20
     8H.  Conflicting Agreements and Other Matters     20
     8I.  Offering of Notes                            20
     8J.  Regulation G, Etc.                           21
     8K.  ERISA                                        21
     8L.  Governmental and Other Consents              22
     8M.  Environmental Matters                        22
     8N.  Labor Relations                              23
     8O.  Financial Condition                          23
     8P.  Disclosure                                   23
     8Q.  Status Under Certain Federal Statutes        23
     8R.  Existing Indebtedness; Future Liens          23
     8S.  Compliance with Laws, Etc.                   23


9.   REPRESENTATIONS OF THE PURCHASERS                 24

10.  DEFINITIONS                                       24
     10A. Prepayment and Make Whole Amount Terms       24
     10B. Other Terms                                  25

11.  MISCELLANEOUS                                     35
     11A. Payments                                     35
          11A(1)Payments in Respect of Notes           35
          11A(2)No Deduction or Set-off                35
     11B. Expenses                                     35
     11C. Consent to Amendments                        36
     11D. Persons Deemed Owners; Participations        36
     11E. Survival of Representations and Warranties;
           Entire Agreement                            36
     11F. Successors and Assigns                       36
     11G. Confidential Information                     36
     11H. Notices                                      37
     11I. Descriptive Headings                         37
     11J. Solicitation of Holders                      37
     11K. Reproduction of Documents                    38
     11L. Governing Law                                38
     11M. Consent to Jurisdiction and Service
           and Waiver of Trial by Jury                 38
     11N. Counterparts                                 39
     11O. Registration, Transfer, Exchange
           and Replacement of Notes                    39
          11O(1)Registration                           39
          11O(2)Transfer and Exchange                  39
          11O(3)Replacement                            39
     11P. Compliance by Subsidiaries                   39
     11Q. Severability                                 39
     11R. Termination                                  40
     11S. Construction                                 40
     11T. Substitution of Purchaser                    40

     Signature Page                                    41

12.  SCHEDULES AND EXHIBITS


EXHIBIT A     -  Purchasers

EXHIBIT B     -  Form of Class A Note

EXHIBIT C     -  Form of Opinion of Counsel to the Company

EXHIBIT D     -  Form of Officer's Certificate

EXHIBIT E     -  Form of Clerk's Certificate

EXHIBIT F     -  Form of Restricted Subsidiaries' Guaranty

EXHIBIT G     -  Form of Pledge Agreement

SCHEDULE 2B   -  Wiring Instructions

SCHEDULE 3L   -  Limited Partnership Restricted Subsidiaries

SCHEDULE 5H   -  Insurance Matters

SCHEDULE 5J   -  Use of Proceeds

SCHEDULE 6B   -  Existing Investments

SCHEDULE 6C(1)-  Existing Liens

SCHEDULE 6C(6)-  Transactions with Affiliates

SCHEDULE 8A   -  Organization; Foreign Qualifications; Etc.

SCHEDULE 8B   -  Ownership of Stock

SCHEDULE 8F   -  Affiliates and Investments in Others

SCHEDULE 8M   -  Environmental Matters

SCHEDULE 8R   -  Existing Debt

                     MEDICAL RESOURCES, INC.
                        155 State Street
                  Hackensack, New Jersey  07601


                                   As of February 20, 1997


To:  The Purchasers Listed
     on Exhibit A

Gentlemen:

     The undersigned, Medical Resources, Inc., a Delaware corporation, (together with any surviving or acquiring entity in any merger or consolidation with the Company permitted by paragraph 6C(4), the "Company") agrees with you as follows:

1.   AUTHORIZATION; RANKING.

     1A. Authorization of Issue of the Notes. The Company will authorize the issue and sale of its 7.77% Senior Notes in the aggregate principal amount of $52,000,000, to be dated the date of issue, to mature February 20, 2005, to bear interest on the unpaid principal balance from the date of issue until the principal shall have become due and payable at the rate of 7.77% per annum (computed on the basis of a 360-day year of twelve 30-day months), payable semi-annually in arrears, and to bear interest on overdue principal, overdue Make Whole Amount and, to the extent permitted by law, overdue interest at the rate of 9.77% per annum payable on demand, which notes shall be in the form of Exhibit B (together with all notes issued in substitution, replacement or exchange therefor in accordance with the terms of this Agreement, the "Notes"). Certain capitalized terms used in this Agreement are defined in paragraph 10; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

     1B. Ranking. The Notes shall rank pari passu with each other, will constitute the direct senior obligations of the Company and will rank not less than pari passu in priority of payment with all other outstanding Debt of the Company, present or future, except for Debt which is preferred as a result of being secured (but only to the extent such security is not prohibited by paragraph 6C(1) and then only to the extent of such security).

2.   PURCHASE AND SALE OF THE NOTES; CLOSING.

     2A. Purchase and Sale of the Notes. Subject to the terms and conditions of this Agreement, the Company shall sell to each of you (individually a "Purchaser" and collectively, the "Purchasers"), and each Purchaser shall purchase from the Company, Notes of the class and principal amount specified below such Purchaser's name in Exhibit A, at a price equal to 100% of such principal amount, registered in such Purchaser's name or that of the Purchasers' nominee or nominees as specified in Exhibit A. Notwithstanding the foregoing, each Purchaser's obligations under this Agreement are several and not joint obligations and no Purchaser shall have any obligation or liability for the performance or non-performance by any other Purchaser of such other Purchaser's obligations under this Agreement.

     2B. Closing. The purchase and sale of the Notes shall take place at the offices of Sullivan & Worcester, One Post Office Square, Boston, Massachusetts 02109, at a closing (the "Closing") to be held on February 20, 1997 or on such other Business Day as the Purchasers and the Company may agree (the "Closing Date"). At the Closing, the Company will deliver to each Purchaser, the Notes to be purchased by it, against payment of the purchase price therefor by transfer of immediately available funds to the Company in accordance with the wiring instructions set forth on Schedule 2B. If at the Closing, the Company fails to tender any Notes to any Purchaser as provided in this paragraph 2B, or if any of the conditions specified in paragraph 3 shall not have been fulfilled to a Purchaser's satisfaction or waived by such Purchaser, such Purchaser may, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Purchaser may have by reason of such failure or non-fulfillment for reimbursement of its expenses or actual damages.

3. CONDITIONS OF CLOSING. Each Purchaser's obligation to purchase and pay for its Notes is subject to the fulfillment to its satisfaction or its written waiver, on or before the Closing
Date, of the following conditions:

     3A. Opinion of Company Counsel. The Purchasers shall have received an opinion, dated the Closing Date and addressed to them, from Werbel & Carnelutti, counsel to the Company, covering the matters set forth in Exhibit C and such other matters as any Purchaser or Special Counsel may reasonably request. To the extent that the opinion referred to in this paragraph 3A is rendered in reliance upon the opinion of any other counsel, the Purchasers shall have received a copy of the opinion of such other counsel, dated the Closing Date and addressed to them, or a letter from such other counsel, dated the Closing Date and addressed to them, authorizing them to rely on such other counsel's opinion. The opinions of counsel to the Company and any such other counsel shall be in form and substance reasonably satisfactory to the Purchasers and Special Counsel.

     3B. Opinion of Purchasers' Special Counsel. The Purchasers shall have received from Special Counsel an opinion satisfactory to them as to such matters incident to the transactions contemplated by this Agreement as they may reasonably request.

     3C. Representations and Warranties; Compliance and Certificates. (i) The representations and warranties contained in paragraph 8 shall be true on and as of the Closing Date after giving effect to the issue and sale of the Notes (and application of the proceeds as contemplated by Schedule 5J); no Default or Event of Default shall have occurred or be continuing; and the Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it at or prior to the Closing. Neither the Company nor any Restricted Subsidiary shall have entered into any transaction since the date of the most recent of the Financial Statements that would have been prohibited by paragraphs 6B or 6C(5) had this Agreement been in effect since such date; and the Company shall have delivered to the Purchasers an Officers' Certificate in the form of Exhibit D, dated the Closing Date, certifying that the conditions in this paragraph 3C have been met and as to the matters set forth therein.

          (ii) The Company and its Material Restricted
Subsidiaries shall have each delivered to the Purchasers a certificate from its Secretary in the form of Exhibit E certifying as to its corporate organizational documentation and the resolutions and other corporate proceedings relating to the authorization, execution and delivery of the Transaction
Documents to which it is a party.

     3D. Purchase Permitted by Applicable Laws. The offering, issuance, purchase and sale of and payment for, the Notes on the Closing Date on the terms and conditions of this Agreement
(including the use of the proceeds of such sale) shall be permitted by the laws and regulations of each jurisdiction to which a Purchaser is subject, without recourse to provisions
(such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by life insurance companies without restriction as to the character of the particular investment, shall not violate any applicable law or governmental regulation (including, without limitation, section 5 of the Securities Act or Regulation G, T, U or X of the Board of
Governors of the Federal Reserve System) and shall not subject any Purchaser to any tax, penalty, liability or other condition adverse to it under or pursuant to any applicable law or governmental regulation, and the Purchasers shall have received such certificates or other evidence as to matters of fact as they may reasonably request to enable them to determine whether such purchase is so permitted.

     3E. Private Placement Numbers. A Private Placement Number shall have been assigned to each class of Notes by Standard &
Poor's CUSIP Service Bureau.

     3F. Rating. The Notes shall have been rated "2" by the NAIC and Purchasers shall have received such confirmation thereof as they may reasonably request.

     3G. Sale of all Notes. The Company shall have sold to each other Purchaser, and each other Purchaser shall have purchased, the Notes to be purchased by it as set forth in Exhibit A.

     3H. Charter and Proceedings. All corporate and other proceedings taken or to be taken in connection with the transactions contemplated by this Agreement and all documents and transactions incident thereto shall be satisfactory in substance and form to the Purchasers, and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

     3I. Consent of Other Persons. The Company shall have received the written consent of all Persons whose consent is necessary for the transactions contemplated by this Agreement satisfactory in form and substance to the Purchasers.

     3J. Payment of Special Counsel Fees. Without limiting the provisions of paragraph 11B, the Company shall have paid the reasonable fees, charges and disbursements of Special Counsel (which may include a reasonable reserve for anticipated fees and expenses) to the extent reflected in a statement of Special Counsel rendered to the Company at or before the Closing.

     3K. Changes in Corporate Structure. The Company shall not have changed its jurisdiction of incorporation or shall have been a party to any merger or consolidation or shall have succeeded to all or any substantial part of the liabilities of any other Person, at any time after the date of the most recent of the Financial Statements.

     3L. Restricted Subsidiaries' Guaranty. Each Restricted Subsidiary other than those listed on Schedule 3L (the "Limited Partnership Restricted Subsidiaries") shall have executed and delivered to the Purchasers the Guaranty in the form of Exhibit F (the "Restricted Subsidiaries' Guaranty") and such Guaranty shall be in full force and effect and the Purchasers shall have received such confirmation thereof (which may include an opinion of counsel) as they may reasonably request.

     3M. Pledge of Equity Interest. The Company and any Restricted Subsidiary owning Equity Interest in any Limited Partnership Restricted Subsidiary shall have pledged such Equity Interest to the Holders pursuant to a Pledge Agreement in the form of Exhibit G (the "Pledge Agreement") and such Pledge Agreement shall be in full force and effect and the Purchasers shall have received such confirmation thereof (which may include an opinion of counsel) as they may reasonably request.

4. PREPAYMENT, REPAYMENT AND REDEMPTION. The Notes may be prepaid only under the circumstances set forth in paragraph 4A and shall be repaid in accordance with paragraph 4C and upon any acceleration of final maturity as provided in paragraph 7A.

     4A. Optional Prepayment of Notes at Any Time. The Company may prepay the Notes in full at any time or in part from time to time (provided that any partial prepayment shall be of at least $1,000,000 in aggregate principal amount or a larger principal amount which is an integral multiple of $500,000, at 100% of the principal amount so prepaid, plus interest accrued thereon to the Settlement Date and the Make Whole Amount.

     4B. Notice of Optional Prepayment. The Company shall give each Holder irrevocable written notice of any prepayment to be made pursuant to paragraph 4A at least 30 days, and not more than 60 days, prior to the Settlement Date, (i) specifying the Settlement Date and the Called Principal of the Notes held by each such Holder, (ii) stating that such prepayment is to be made pursuant to paragraph 4A and (iii) providing an estimate of the Make Whole Amount payable on the Called Principal of such Holder's Notes (calculated as if the date of such notice were the date of prepayment) and setting forth the details of such computation. Upon the giving of such notice, the Called Principal of the Notes, together with interest accrued thereon to the Settlement Date and the Make Whole Amount, shall become due and payable on the Settlement Date. Not later than the close of business on the second Business Day prior to the Settlement Date, the Company shall deliver to the Holder of each Note being prepaid, an Officers' Certificate setting forth in detail the calculations used in determining whether a Make Whole Amount is payable on such prepayment and the amount of such Make Whole Amount.

     4C. Scheduled Repayment of Notes. The Company shall on each February 20th beginning 2001, repay $10,400,000 of the aggregate unpaid principal amount of the Notes and on February 20, 2005, shall repay in full all unpaid principal of the Notes, in each case at 100% of the principal amount so repaid.

     4D. Payments Pro Rata; Application of Payments. Upon any partial prepayment of the Notes pursuant to paragraph 4A and any scheduled repayment of the Notes pursuant to paragraph 4C, the principal amount so prepaid or repaid plus the interest accrued thereon and the Make Whole Amount shall be allocated among the Holders in proportion to the respective outstanding principal amounts of the Notes held by them. All partial prepayments of the Notes shall be applied to the obligations of the Company to make the scheduled payments required by paragraph 4C on in inverse order of maturity.

     4E. Retirement of Notes. The Company shall not, and shall not permit any of its Affiliates to, prepay or otherwise retire any Note in whole or in part, prior to its stated maturity (other than by prepayment pursuant to paragraph 4A, scheduled repayment pursuant to paragraph 4C or upon acceleration of final maturity pursuant to paragraph 7A), or purchase or otherwise acquire, directly or indirectly, any Note held by any Holder unless the Company or such Affiliate shall have offered to prepay or otherwise retire, purchase, redeem or otherwise acquire, as the case may be, the same proportion of the aggregate outstanding principal amount of Notes held by each other Holder at the time outstanding upon the same terms and conditions. Any such offer shall provide each Holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 5 Business Days. If the Required Holders accept such offer, the Company shall promptly notify the remaining Holders of such fact and the expiration date for the acceptance by Holders of such offer shall be extended by the number of days necessary to give each such Holder at least 5 Business Days from its receipt of such notice to accept such offer. No Notes so prepaid or otherwise retired or purchased or otherwise acquired by the Company or any of its Affiliates shall thereafter be reissued or deemed to be outstanding for any purpose under this Agreement.

     4F. Make Whole Amount. The Company acknowledges that the Make Whole Amount due at any optional or required prepayment of Notes (including any prepayment required pursuant to any provision of this paragraph 4 or paragraph 7A) has been negotiated with the Purchasers to provide a bargained for rate of return on the Purchasers' investment in the Notes and is not a penalty.

5.   AFFIRMATIVE COVENANTS.

     5A.  Financial and Other Reporting by the Company.  The
Company will deliver to each Holder:

          (i) as soon as practicable, and in any event not more than 60 days after the end of each quarter (except the fourth quarter), the unaudited consolidated and consolidating balance sheet of the Consolidated Group as at the end of such quarterly period and the related unaudited consolidated and consolidating statements of operations, cash flows and stockholders' equity of the Consolidated Group for such period and for the fiscal year to date, setting forth, in each case in comparative form, figures for the corresponding period(s) in the preceding fiscal year, all in reasonable detail and in accordance with GAAP (except that the consolidating statements may be presented for the Restricted Subsidiaries and the Unrestricted Subsidiaries as two groups rather than individually for each Subsidiary), and certified by the chief accounting officer or chief financial officer of the Company as fairly presenting the financial condition of the Consolidated Group as at the dates indicated and the results of its operations and cash flows, in each case for the periods indicated, in conformity with GAAP (except as disclosed in such certificate) with any changes in accounting policies discussed in reasonable detail, subject to changes resulting from normal year-end adjustments;

          (ii) as soon as practicable, and in any event not more than 120 days, after the end of each fiscal year of the Company, the consolidated and consolidating balance sheet of the Consolidated Group as of the end of such year and the related consolidated and consolidating statements of operations, cash flows and stockholders' equity of the Consolidated Group for such year, and setting forth in each case in comparative form, corresponding figures for the preceding fiscal year, all in reasonable detail and in accordance with GAAP (except that the consolidating statements may be presented for the Restricted Subsidiaries and the Unrestricted Subsidiaries as two groups rather than individually for each Subsidiary), and accompanied by an opinion thereon of the Approved Auditor, which opinion shall be without limitation as to the scope of the audit and shall state that such financial statements present fairly in all material respects the consolidated financial condition of the Consolidated Group as at the dates indicated and the results of their consolidated operations and cash flows for the periods indicated in conformity with GAAP (except as otherwise specified in such report) and that the audit by such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards and provides a reasonable basis for such opinion;

          (iii) together with each delivery of financial statements of the Consolidated Group pursuant to subparagraphs
(i) and (ii) of this paragraph 5A, a certificate of the chief financial officer of the Company (a) stating that the signer has reviewed the terms of the Transaction Documents and has made, or caused to be made under the signer's supervision, a review in reasonable detail of the transactions and condition of the Consolidated Group during the fiscal period covered by such financial statements and that such review has not disclosed the existence during or at the end of such fiscal period, and that after reasonable investigation the signer has no knowledge of the existence as at the date of such certificate, of any condition or event which constitutes a Default or Event of Default or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Company has taken or is taking or proposes to take with respect thereto and
(b) demonstrating (if applicable, with computations in reasonable detail) compliance by the Company with the provisions of paragraphs 6A, 6B and 6C(3)(v), and (c) if not specified in the accompanying financial statements, specifying the aggregate amount of interest paid or accrued by the Consolidated Group and the aggregate amount of depreciation, depletion and amortization charged on the books of the Consolidated Group and (d) identifying the names of each Subsidiary of the Company included in such financial information, whether each such Subsidiary is a Restricted Subsidiary or an Unrestricted Subsidiary and whether each such Subsidiary is a Material Subsidiary;

          (iv) promptly after receipt thereof by the Company, copies of all material reports submitted to the Company by independent public accountants or consultants in connection with each annual, interim or special audit of the books of the Consolidated Group;

          (v) promptly after any Senior Officer obtains actual knowledge (a) that a condition or event exists that constitutes a Default or Event of Default, (b) that any Holder has given notice to the Company or taken any other action with respect to a claimed Default or Event of Default under this Agreement, (c) of any condition or event peculiar to the Company or any Restricted Subsidiary which is reasonably expected to have a Material Adverse Effect, or (d) that any Person has given any notice to the Company or any Restricted Subsidiary or taken any other action with respect to a claimed default or event or condition of the type referred to in subparagraph (iii) of paragraph 7A, an Officers' Certificate specifying the nature and period of existence of any such condition or event, or specifying the notice given or action taken by such Holder or Person and the nature of such claimed Default, Event of Default, event or condition, and what action the Company has taken, is taking or proposes to take with respect thereto;

          (vi) promptly, and in any event within 5 days after any Senior Officer obtains knowledge of any of the following, a written notice setting forth the nature thereof and the action, if any, that the Company or any ERISA Affiliate proposes to take with respect thereto:

               a. with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or

               b. the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by the Company or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or

               c. any event, transaction or condition that could result in the incurrence of any liability by the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, is reasonably expected to have a Material Adverse Effect;

          (vii) if at any time the Company or any Restricted Subsidiary shall have public stockholders or debtholders, (a) promptly after transmission thereof, copies of all such financial statements, proxy statements, notices and reports as the Company or such Restricted Subsidiary shall send or make available to such stockholders or debtholders and copies of all registration statements (with exhibits), prospectuses and all periodic reports which it files with the SEC or any stock exchange and of all press releases and other statements made available generally by the Company or any Restricted Subsidiary to the public concerning material developments and (b) promptly after receipt thereof, copies of any reports, statements and notices the Company or such Restricted Subsidiary may receive in accordance with Section 13(d) or 14(d) of the Exchange Act or the rules and regulations of any stock exchange;

          (viii) promptly after transmission thereof, copies of all such financial statements, notices, certificates and reports as the Company or any Restricted Subsidiary shall send to any other lender or group of lenders, if the aggregate amount of Debt outstanding by the Consolidated Group to such lender or group of lenders exceeds $5,000,000; and

          (ix) with reasonable promptness, such other information and data with respect to the Consolidated Group or the Company or any Restricted Subsidiary or relating to the ability of the Company or such Restricted Subsidiary to perform its obligations under the Transaction Documents as may from time to time be reasonably requested by any Holder.

     5B. Information Required by Rule 144A. The Company will, upon the request of any Holder, provide to such Holder, and any Qualified Institutional Buyer designated by such Holder, such financial and other information as such Holder may reasonably determine to be necessary in order to permit compliance with the information requirements of Rule 144A in connection with a resale or proposed resale of any Note.

     5C. Inspection of Property. The Company and each Restricted Subsidiary will permit any Holder who is an Institutional Investor and any person designated by such Holder, at any time at such Holder's expense (unless such inspection shall be made during the continuance of a Default or after the occurrence of an Event of Default, in which event the reasonable expense of such inspection shall be borne by the Company), during normal business hours and upon reasonable prior notice to the Company to visit and inspect any of its properties, to examine its corporate books and financial records and make copies thereof or extracts therefrom and to discuss its affairs, finances and accounts with any Senior Officer and (prior to the occurrence and continuation of a Default or Event of Default, upon consent of the Company (which consent shall not be unreasonably withheld), and during the continuation of a Default or after the occurrence of an Event of Default without the consent of the Company), its independent public accountants (and by this provision the Company authorizes such accountants to discuss with any Person so designated its and its Subsidiaries' affairs, finances and accounts).

     5D. Corporate Existence, Etc. Except as otherwise specifically permitted by this Agreement, the Company and each Material Restricted Subsidiary will at all times preserve and keep in full force and effect its corporate existence, and rights and franchises material to its business, and qualify and maintain its qualification to do business and good standing in any jurisdiction where the failure to do so individually or in the aggregate would have a Material Adverse Effect.

     5E. Payment of Taxes and Claims. (i) The Company and each Restricted Subsidiary will file all Tax returns required to be filed in any jurisdiction and pay all Taxes shown to be due and payable on such returns and all other Taxes imposed upon it or any of its properties or assets or in respect of any of its franchises, business, income, sales and services, or profits when the same become due and payable, but in any event before any penalty or interest accrues thereon, and all claims (including, without limitation, claims for labor, services, materials and supplies) for sums which have become due and payable and which have or might become a Lien upon any of its properties or assets, provided, that no such Tax or claim need be paid if (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor, and (b) the failure to pay such Tax or claim is not reasonably expected, if such contest were adversely determined, to have a Material Adverse Effect.

     (ii) Neither the Company nor any Restricted Subsidiary will consent to or permit the filing of or be a party to any consolidated income tax return on its behalf with any Person
(other than a consolidated return that includes solely the Consolidated Group).

     5F. Compliance with Laws, Etc. The Company and each Restricted Subsidiary will comply with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failure to obtain or maintain in effect such licenses, permits, franchises and other governmental authorizations do not, and are not reasonably expected to, individually and in the aggregate, have a Material Adverse Effect.

     5G. Maintenance of Properties and Leases. The Company and each Restricted Subsidiary will (i) maintain, in good repair and working order and condition (other than ordinary wear and tear) all their properties so that the business carried on in connection therewith may be properly conducted at all times and from time to time make or cause to be made all appropriate repairs, renewals, replacements, additions and improvements thereof as needed, provided that this paragraph 5G shall not prevent the Company or any Restricted Subsidiary from discontinuing the operation or maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, and
(ii) comply in all material respects with the provisions of all leases or licenses under which it leases or licenses any such properties to the extent necessary to reasonably ensure that any such non-compliance with such leases or licenses will not have a Material Adverse Effect.

     5H. Insurance. Except as set forth on Schedule 5H, the Company and each Restricted Subsidiary will maintain, with financially sound and reputable insurers, rated at least A or A+ by A.M. Best, insurance with respect to its properties and business of such types and in such forms and amounts (including deductibles, co-insurance and self-insurance if adequate reserves are maintained with respect thereto) and against such risks as is reasonable and prudent in the circumstances and as are customarily insured against by Persons of established reputation engaged in the same or similar business and similarly situated. Within thirty (30) days after the date of this Agreement, all insurance maintained by the Company and each Restricted Subsidiary will be maintained with financially sound and reputable insurers rated A or A+ by A.M. Best.

     5I.  Scope of Business.  Neither the Company nor any
Restricted Subsidiary will engage to a substantial extent in any business other than the diagnostic imaging business described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

     5J. Use of Proceeds. The Company will use the proceeds of the sale of the Notes only as designated on Schedule 5J and not for any purpose which would violate any applicable law or governmental regulation or which is otherwise prohibited under paragraph 8J.

     5K. Environmental Compliance. The Company and each Restricted Subsidiary will (i) obtain and maintain all permits, licenses, and other authorizations that are required of it under all Environmental Laws other than those which the failure to obtain or maintain individually or in the aggregate do not have, and are not reasonably expected to have in the future, a Material Adverse Effect, and (ii) comply with all terms and conditions of all such permits, licenses, and authorizations and with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables contained in all Environmental Laws or in any regulation, ordinance or code applicable to the Company or such Restricted Subsidiary and any, plan, order, decree, judgment, injunction, notice, or demand letter issued, entered, promulgated, or approved thereunder directly applicable to the Company or such Restricted Subsidiary, except to the extent of any noncompliance which, individually or in the aggregate, does not, and is not reasonably expected to, have a Material Adverse Effect, and (iii) operate all property owned or leased by it such that no claim or obligation, including a clean-up obligation, which individually and in the aggregate with all such other obligations has, or is reasonably expected to have, a Material Adverse Effect, shall arise under any Environmental Law, and if any claim is made against it or any such obligation shall arise under any Environmental Law, it shall at its own cost and expense, timely satisfy such claim or obligation, provided no such claim or obligation need be satisfied for so long as (a) it is being contested in good faith by appropriate proceedings promptly initiated and diligently conducted and (b) such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

     5L. Maintenance of Books and Records. The Company and each Restricted Subsidiary will: (i) keep proper records and books of account with respect to its business activities in which proper entries are made in the ordinary course of all dealings or transactions of or in relation to its business and affairs; (ii) set up on its books adequate reserves with respect to all Taxes, assessments, charges, levies and claims; and (iii) set up on its books reserves against doubtful accounts receivable, advances and all other proper reserves (including reserves for depreciation, obsolescence or amortization of its property). All determinations pursuant to this paragraph 5L shall be made in accordance with, or as required by, GAAP in order to fairly reflect all of the Consolidated Group's financial transactions. Notwithstanding the foregoing, the Company and its Restricted Subsidiaries may make adjustments and changes in the manner in which their books and records are kept, provided, that:

     (i) all such adjustments and changes shall be required or permitted by GAAP, but need not conform with the prior accounting practice of the Company or such Restricted Subsidiary or its predecessor;

     (ii) each Holder shall be given written notice of all such changes or adjustments together with the financial statements required by paragraph 5A(i) for the quarter in which such change occurred, and together with the financial statements required by paragraph 5A(ii), a year-end listing and description of all such changes and adjustments and the effect thereof by the chief financial officer of the Company; and

     (iii) the financial covenants and ratios set forth in paragraph 6A shall continue to be calculated without regard to such adjustments or changes unless and until the Required Holders have consented thereto, which consent shall not be unreasonably withheld or delayed and which shall be deemed granted if not objected to in writing by the Required Holders within 30 days notice is given by the Company with respect to such change pursuant to subparagraph (b) above.

     5M. Delivery of Guaranty. Promptly upon the Company acquiring any Restricted Subsidiary or any Limited Partnership Restricted Subsidiary becoming a Wholly-Owned Restricted Subsidiary, such Restricted Subsidiary shall become a party to the Restricted Subsidiaries' Guaranty, and shall provide to the Holders evidence satisfactory to the Required Holders

(which, upon the request of the Required Holders, shall include an opinion of counsel) that the Restricted Subsidiaries' Guaranty remains in full force and effect and is enforceable against such Restricted Subsidiary in accordance with its terms.

6.   NEGATIVE COVENANTS.

     6A.  Financial Covenants.

          6A(1)     Consolidated Net Worth.  Consolidated Net
Worth shall not, as of the last day of any fiscal quarter ending on or after the Closing Date, be less than $75,000,000 plus an amount equal to the sum of 50% of Consolidated Net Income for each fiscal year ended on or after the Closing Date (other than any fiscal year in which Consolidated Net Income for such year was a loss).

          6A(2)     Interest Expense Coverage.  As of the last
day of any fiscal quarter ending on or after the Closing Date, the ratio of (a) Consolidated EBITA to (b) Consolidated Interest Expense, for the four most recently ended fiscal quarters taken as a single accounting period, shall not be less than 2.50 to 1.00.

          6A(3)     Limitation on Consolidated Total Debt.  The
Company and the Restricted Subsidiaries shall not incur, create, issue, assume, guarantee or otherwise become liable in respect of any Debt after the Closing Date unless (i) no Default or Event of Default exists immediately before or immediately after the incurrence of such Debt or would otherwise reasonably be expected to result therefrom; and (ii) immediately after the incurrence of such Debt, Total Debt does not exceed 52.5% of Consolidated Total Capitalization determined as of the most recent fiscal quarter end or, if such Debt is Acquisition Debt, determined by reference to the Pro Forma Financial Statements delivered in connection with the relevant Acquisition.

     For the purposes of this paragraph 6A(3): (i) the outstanding Debt of any Person who becomes a Restricted Subsidiary after the Closing Date shall be deemed to have been incurred at the time it becomes a Restricted Subsidiary; (ii) if any outstanding Debt of the Company owned by a Restricted Subsidiary or any outstanding Debt of a Restricted Subsidiary owned by the Company or another Restricted Subsidiary is sold or otherwise transferred to a Person who is not the Company or a Restricted Subsidiary, such Debt shall be deemed to have been incurred on the date of such sale or transfer; and (iii) any Debt which is extended, renewed or refunded after the Closing Date shall be deemed incurred on the date of such extension, renewal or refunding.

          6A(4)     Limitation on Priority Debt.  The Company and
the Restricted Subsidiaries shall not incur, create, issue, assume, guarantee or otherwise become liable in respect of any Priority Debt after the Closing Date (a) no Default or Event of Default exists immediately before or immediately after the incurrence of such Priority Debt or would otherwise reasonably be anticipated to result therefrom; and (b) immediately after the incurrence of such Priority Debt, the aggregate amount of Priority Debt of the Company and its Restricted Subsidiaries, does not, prior to February 1, 1999, exceed 22% of Consolidated Net Worth as of the most recent fiscal quarter end and, thereafter, exceed 20% of Consolidated Net Worth, as of the then most recent fiscal quarter end or, if such Debt is Acquisition Debt, determined by reference to the Pro Forma Financial Statements delivered in connection with the relevant Acquisition.

     For the purposes of this paragraph 6A(4): (i) the outstanding Debt of any Person who becomes a Restricted Subsidiary after the Closing Date shall be deemed to have been incurred at the time it becomes a Restricted Subsidiary; (ii) if any outstanding Debt of the Company owned by a Restricted Subsidiary or any outstanding Debt of a Restricted Subsidiary owned by the Company or another Restricted Subsidiary is sold or otherwise transferred to a Person who is not the Company or a Restricted Subsidiary, such Debt shall be deemed to have been incurred on the date of such sale or transfer; and (iii) any Debt which is extended, renewed or refunded after the Closing Date shall be deemed incurred on the date of such extension, renewal or refunding.

     6B. Restricted Payments and Restricted Investment. The Company and the Restricted Subsidiaries shall not make, declare or incur any liability to make any Restricted Payments or any Restricted Investment after the Closing Date other than (i) Restricted Investments in Unrestricted Subsidiaries not exceeding $2,5000,000 in the aggregate, and (ii) any other Restricted Payment or Restricted Investment if immediately after giving effect thereto, the aggregate amount of all Restricted Payments made or declared by the Company and its Restricted Subsidiaries since December 31, 1995 plus the aggregate value of all Restricted Investments at such time (including those made pursuant to clause (i) above) does not exceed the sum of (a) $10,000,000 plus (b) 50% of Consolidated Net Income for each full fiscal year ended after December 31, 1995 (or if Consolidated Net Income for any such year is a loss, then 100% of Consolidated Net Income for such year, expressed as a negative number) plus (c) the Net Proceeds of Eligible Capital Stock received by the Company after December 31, 1996; provided, in either case, no Event of Default or Default exists immediately before or immediately after making or declaring such Restricted Payment or Restricted Investment or would otherwise be reasonably expected to result therefrom.

     For the purpose of this paragraph 6B, the value of a Restricted Investment which constitutes a liability (contingent or otherwise) shall be the maximum amount of such liability.

     6C.  Liens and Other Restrictions.  The Company and the
Restricted Subsidiaries shall not:

          6C(1)     Liens.  Create, assume or suffer to exist any
Lien on its properties or assets, whether now owned or hereafter acquired, or upon any income or profits therefrom or proceeds of dispositions thereof, or transfer any property for the purpose of subjecting the same to the payment of obligations in priority to the payment of its general creditors without equally and ratably securing the Notes, except for:

               (i) Liens, and other charges incidental to the conduct of its business, or the ownership of its property (including charges for Taxes or otherwise arising by operation of law, mechanics', carriers', workers', repairmen's, warehousers' or other similar Liens), which are not incurred in connection with the borrowing of money or the securing of Debt, provided that, in each case, the obligation secured is not overdue or is being contested in good faith by appropriate actions or procedures promptly instituted and diligently conducted and such reserves as shall be required by GAAP shall have been made therefor, but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

               (ii) Liens arising as a result of any judicial proceedings with respect to which the Company or such Restricted Subsidiary shall then, in good faith and by appropriate actions and procedures promptly instituted and diligently conducted, be prosecuting appeal or other proceedings for review and Liens arising from judgments or decrees not constituting a Default or Event of Default unless, in either case, such Lien remains undischarged, unstayed pending appeal, unbonded or undismissed for a period of 60 consecutive days and provided, in either case, such reserves as shall be required by GAAP shall have been made therefor and such Liens in the aggregate do not have a Material Adverse Effect;

               (iii) deposits or pledges to secure worker's compensation, unemployment insurance, old age benefits or other social security obligations or retirement benefits;

               (iv) Liens arising out of deposits in connection with, or given to secure the performance of, bids, tenders, trade contracts not for the payment of money, or leases, or to secure statutory obligations or surety or appeal bonds, performance bonds or other pledges or deposits for purposes of like nature in the ordinary course of business but only so long as no foreclosure, distraint, sale or similar proceedings have been commenced with respect thereto (unless the same shall have been fully bonded or otherwise effectively stayed);

               (v) minor survey exceptions or encumbrances, easements or reservations, or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties, which are necessary for the conduct of its activities or which customarily exist on properties of Persons engaged in similar activities and similarly situated and which do not in the aggregate have a Material Adverse Effect or materially impair the use of such real properties in the operation of its business;

               (vi) Liens on any properties or assets of a Restricted Subsidiary in favor of the Company or a Wholly-Owned
Restricted Subsidiary and Liens, if any, securing the Notes;

               (vii) Liens existing as of the Closing and set forth on Schedule 6C(1);

               (viii) Liens securing Priority Debt incurred after the Closing Date if the Priority Debt secured thereby is not otherwise prohibited by paragraph 6A(4);

               (ix) Liens on property acquired, constructed or improved by it after the Closing Date; provided, that each such Lien (a) is confined solely to the property so acquired, improvements thereto and proceeds thereof, (b) secures only the purchase price for, or cost of construction or improvements of, such property and the Debt secured by such Lien does not exceed the lesser of the fair market value or the purchase price or cost of construction or improvement, (c) the Debt secured by such Lien is incurred at the time of the acquisition, construction or improvement or within 180 days following such date, (d) no Event of Default or Default exists immediately before or immediately after the creation of such Lien or would otherwise reasonably be anticipated to result therefrom and (e) after giving effect thereto, the financial tests set forth in paragraph 6A, calculated on the basis of the most recently available financial information, would be satisfied;

               (x) Liens on the assets of any Person (other than the Company or an existing Subsidiary) existing at the time such assets are acquired by it whether by merger, consolidation, purchase of assets or otherwise so long as such (a) Liens are not created, incurred or assumed in contemplation of such assets being acquired by it; (b) no Default or Event of Default exists immediately before or immediately after the incurrence of such Liens or could reasonably be anticipated to result therefrom; (c) after giving effect to such acquisition and the Debt secured by such Lien, the financial tests set forth in paragraph 6A, calculated on the basis of the most recently available financial information, would be satisfied, and (d) such Liens do not extend to any other assets of the Consolidated Group; and

               (xi) any Lien resulting from renewing, extending or refinancing any Liens permitted by clauses (vi), (vii), (ix)or
(x) above, provided that (a) the principal amount of the Debt secured thereby is not increased or the maturity thereof accelerated, (b) such Lien does not extend to any other property, and (c) immediately after such extension, renewal or refunding, no Default or Event of Default would exist or would be reasonably anticipated to result therefrom.

          6C(2)     Sale of Stock.  No Restricted Subsidiary
shall issue, sell or otherwise dispose of, or part with control of, any of its own Equity Interest (other than directors' qualifying shares) either directly or indirectly by the issuance of rights, options for securities convertible into or exchangeable for its Equity Interest and neither the Company nor any Restricted Subsidiary shall sell, transfer or otherwise dispose of any outstanding Equity Interest of another Restricted Subsidiary other than: (i) to the Company or a Wholly-Owned Restricted Subsidiary; or (ii) if in connection with such sale, transfer or other disposition, the entire Investment (whether represented by Equity Interest, Debt, claims or otherwise) of the Company and its Restricted Subsidiaries in such Restricted Subsidiary is sold, transferred or otherwise disposed of to a Person other than another Member or an Affiliate, and the Restricted Subsidiary being disposed of has no continuing Investment in any other Restricted Subsidiary not being simultaneously disposed of or in the Company.

          6C(3)     Merger and Sale of Assets.  Merge or
consolidate with any other Person or sell, lease or transfer or otherwise dispose of its respective assets to any Person or Persons, except that:

               (i)  any Restricted Subsidiary may merge or
consolidate with or sell, lease, transfer or otherwise dispose of all or any of its assets to the Company or a Wholly-Owned Restricted Subsidiary (provided, that the Company or such Wholly-Owned Restricted Subsidiary shall be the continuing or surviving corporation in the case of a merger or consolidation and, in any case, the acquiring or surviving entity is a corporation organized under the laws of, and having its principal place of business in, a state of the United States of America or the District of Columbia) and upon any such sale, transfer or other disposition, such Restricted Subsidiary may liquidate and dissolve;

               (ii) the Company may merge or consolidate with any other corporation or limited partnership; provided, that (a) the Company shall be the continuing or surviving corporation or limited partnership, or (b) the successor or acquiring corporation (1) shall be a solvent corporation or limited partnership organized under the laws of any state of the United States of America or the District of Columbia; (2) shall expressly assume in writing all of the obligations and covenants of the Company under the Transaction Documents; and (3) shall provide the Holders the written opinion of counsel satisfactory in form and substance to the Holders confirming that the assumption of such obligations by such corporation or limited partnership is duly authorized and constitutes the legal, valid and binding obligation of such corporation or limited partnership, enforceable (subject to applicable bankruptcy, insolvency and similar laws affecting creditors' rights generally and subject, as to enforceability, to general principles of equity regardless of whether enforcement is sought in a proceeding in equity or at law) against such corporation or limited partnership in accordance with its terms, provided, that in either case, immediately after and giving effect thereto, on a pro forma basis, based on the most recently available financial information, the financial tests set forth in paragraph 6A would be satisfied;

               (iii) the Company and any Restricted Subsidiary may sell or lease, as lessor, inventory in the ordinary course of its business;

the Company and any Restricted Subsidiary may dispose of equipment or other assets which have become obsolete or otherwise no longer useful or required for the conduct of its business, provided such dispositions do not, individually or in the aggregate, constitute a liquidation of all or substantially all of the Company's or any Material Restricted Subsidiary's assets; and

               (iv) in addition to the matters set forth in subparagraph (iii) and subparagraph (iv) above, the Company and any Restricted Subsidiary may sell, transfer or otherwise dispose of some or all of its respective properties or assets in a transaction not otherwise permitted pursuant to this paragraph 6C(3) for fair and adequate consideration (a "Disposition") and if such Disposition is a Disposition of all or substantially all of the assets of a Restricted Subsidiary, such Restricted Subsidiary may thereafter liquidate and dissolve; provided, that immediately after and giving effect to any such Disposition, the greater of (a) aggregate book value of each property and asset so sold (each an "Asset Sold" and collectively, the "Assets Sold"), as reflected on the most recent consolidated balance sheet of the Consolidated Group furnished to the Holders pursuant to paragraph 5A prior to the date of Disposition of such Asset Sold, or (b) the aggregate net proceeds (with any non-cash proceeds being valued at its fair market value) of the Assets Sold (1) during the immediately preceding twelve months, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 15% of Consolidated Total Assets as reflected on the most recent consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to paragraph 5A or (2) since the Closing Date, less the aggregate amount of Qualifying Reinvestments, did not exceed more than 30% of Consolidated Total Assets as reflected on the most recent consolidated balance sheet of the Consolidated Group delivered to the Holders pursuant to paragraph 5A; provided, that, in each case other than the sale or lease of inventory pursuant to subparagraph (iii) above or disposition of assets pursuant to subparagraph (iv) above, no Default or Event of Default exists immediately before or immediately after giving effect to such sale, transfer or disposition of properties or assets or such merger or consolidation nor would any Default or Event of Default reasonably be expected to result therefrom and in the case of a sale, transfer or other disposition of outstanding Equity Interest of a Restricted Subsidiary pursuant to subparagraph (v) above, such sale, transfer or other disposition otherwise satisfies the requirements of paragraph 6C(2).

     For purposes of subparagraph (v) of this paragraph 6C(3), a "Qualifying Reinvestment" is the use of the proceeds, or of funds expended in anticipation of the proceeds, of Assets Sold not more than twelve months after the date of a Disposition, to (a) purchase (x) assets usable in any business permitted to be conducted by paragraph 5I, or (y) either (1) all of the outstanding capital stock or other equity interests of a Person which, immediately after such purchase, is a Wholly-Owned Restricted Subsidiary of the Company and is engaged in a business permitted to be conducted by paragraph 5I, or (2) all or substantially all of the assets and business of a Person which is engaged in any business permitted to be conducted by paragraph 5I; provided, that if the Assets Sold are subject to a Lien securing the Notes at the time of sale or other disposition, the assets, equipment, real property, improvements, capital stock or other equity interests purchased with the proceeds of such Assets Sold shall not constitute Qualifying Reinvestments unless promptly made subject to a Lien securing the Notes with the same priority and otherwise substantially the same terms and conditions as the Liens on the Assets Sold or (b) to make an optional prepayment of the Notes pursuant to paragraph 4A(1) or to prepay any other Debt ranking at least pari passu with the Notes.

          6C(4)     Subsidiary Dividend and Other Restrictions.
Except for this Agreement, enter into, or be otherwise subject to, any contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the payment of, dividends by, or distributions on any securities of, any Subsidiary of the Company.

          6C(5) Transactions with Affiliates. Except as set forth on Schedule 6C(6), directly or indirectly, engage in any transaction or group of transactions (including, without limita-tion, the purchase, sale or exchange of assets or the payment of salary, bonuses and other compensation for services rendered) with any Affiliate, except in the ordinary course of business pursuant to the reasonable requirements of its business and upon commercially reasonable terms which are no less favorable to it than those which might be obtained at arms' length with a Person not an Affiliate.

          6D.  Compliance with ERISA.  The Company, the
Restricted Subsidiaries and any ERISA Affiliate shall not:

          (i) engage in any transaction in connection with which the Company or any Restricted Subsidiary or any ERISA Affiliate could be subject to either a civil penalty assessed pursuant to
Section 502(i) of ERISA or a tax imposed by Section 4975 of the Code, terminate or withdraw from any Plan (other than a Multiemployer Plan) in a manner, or take any other action with respect to any such Plan (including, without limitation, a substantial cessation of business operations or an amendment of a Plan within the meaning of Section 4041(e) of ERISA, which could result in any liability to the PBGC, to a Plan, to a Plan participant, to the Department of Labor or to a trustee appointed under Section 4042(b) or (c) of ERISA), incur any liability to the PBGC or a Plan on account of a withdrawal from or a termination of a Plan under Section 4063 or 4064 of ERISA, incur any liability for post-retirement benefits under any and all welfare benefit plans (as defined in Section 3(1) of ERISA), fail to make full payment when due of all amounts which, under the provisions of any Plan or applicable law, it is required to pay as contributions thereto, or permit to exist any accumulated funding deficiency, whether or not waived, with respect to any Plan (other than a Multiemployer Plan) other than such penalties, taxes, liabilities, failures or deficiencies which individually and in the aggregate do not, and are not reasonably expected to have in the future, a Material Adverse Effect;

          (ii) at any time permit the termination of any defined benefit pension plan intended to be qualified under Section 401(a) and Section 501(a) of the Code unless such plan is funded so that the value of all benefit liabilities upon the termination date does not exceed the then current value of all assets in such plan by an amount the payment of which would have a Material Adverse Effect; or

               (iii) at any time permit the aggregate complete or partial withdrawal liability under Title IV of ERISA with respect to Multiemployer Plans incurred by the Consolidated Group and any ERISA Affiliate, or the aggregate liability under Title IV of ERISA incurred by the Consolidated Group and any ERISA Affiliate, to exceed an amount the payment of which would have a Material Adverse Effect.

For the purposes of subparagraph (iii) of this paragraph 6D, the amount of the withdrawal liability of the Consolidated Group and ERISA Affiliates at any date shall be the aggregate present value of the amounts claimed to have been incurred less any portion thereof as to which the Company reasonably believes, after appropriate consideration of possible adjustments arising under subtitle E of Title IV of ERISA, that neither the Company nor any Restricted Subsidiary or ERISA Affiliate will have any liability, provided, that the Company shall promptly obtain written advice from independent actuarial consultants supporting such determina-tion. The Company will (x) once in each calendar year, beginning in 1997, request and obtain a current statement of withdrawal liability from each Multiemployer Plan to which the Company or any Restricted Subsidiary or any ERISA Affiliate is or has been obligated to contribute and (y) transmit a copy of such statement to each Holder, within 15 days after the Company receives the same. As used in this paragraph 6D, the term "accumulated funding deficiency" has the meaning specified in section 302 of ERISA and section 412 of the Code, the terms "present value" and "current value" have the meanings specified in section 3 of ERISA, the term "benefit liabilities" has the meaning specified in section 4001(a)(16) of ERISA and the term "amount of unfunded liabilities" has the meaning specified in section 4001(18) of ERISA.

7.   EVENTS OF DEFAULT.

     7A. Acceleration. If any of the following events shall oc-cur or conditions shall exist and be continuing for any reason whatsoever, and whether such occurrence or condition shall be voluntary or involuntary or come about or be effected by operation of law or otherwise, such occurrence or condition and continuance shall constitute an "Event of Default":

          (i) the Company defaults in the payment of any principal of any Note or Make Whole Amount when the same shall become due and payable, whether by the terms thereof or otherwise as provided by the terms of this Agreement; or

          (ii) the Company defaults in the payment of interest on any Note, whether by the terms thereof or otherwise as provided by the terms of this Agreement and such default shall continue for 5 days after the same shall become due and payable; or

          (iii) with respect to any Debt, other than the Debt represented by the Notes, the Company or any Restricted Subsidiary (a) defaults (whether as primary obligor or guarantor or surety) in any payment of principal of, premium, if any, or interest on any such Debt, the outstanding principal amount of which exceeds $5,000,000 in the aggregate, beyond any period of grace provided with respect thereto, or (b) fails to perform or observe any other agreement, term or condition contained in any agreement under which such Debt is created (or if any other event thereunder or under any such agreement shall occur and be continuing) and the effect of such default or other event is to cause, or to permit the holder or holders of such Debt (or a trustee on behalf of such holder or holders) to cause, such Debt to become due or to be required to be redeemed or repurchased prior to any stated maturity or regularly scheduled dates of payment, or (c) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Debt to convert such Debt into equity interests), (x) the Company or any Restricted Subsidiary has become obligated to purchase or repay or redeem an aggregate outstanding principal amount of $5,000,000 or more of Debt before its regular maturity or before its regularly scheduled dates of payment or redemption, or (y) one or more Persons have the right to require the Company or any Restricted Subsidiary so to purchase or repay such Debt (other than the right to demand repayment of any Debt payable by its terms on demand);

               (iv) any representation or warranty made by the Company or any Restricted Subsidiary in any Transaction Document or in any writing furnished pursuant to a Transaction Document shall be false, incorrect or misleading in any material respect on the date as of which made; or

               (v) the Company or any Restricted Subsidiary fails to perform or observe any covenant contained in paragraph
5D, 5J, 6A, 6B or 6C and such failure shall not be remedied within 10 Business Days; or

               (vi) the Company or any Restricted Subsidiary fails to perform or observe any other agreement, term or condition of any of the Transaction Documents applicable to it and such failure shall not be remedied within 30 days (a) the date on which a Senior Officer of the Company first obtains knowledge of such default, or (b) the date on which written notice thereof is given to the Company by any Holder; or

               (vii) the Company voluntarily or involuntarily suspends or discontinues operation or liquidates all or substantially all of its assets; or

               (viii) the Company or any Material Subsidiary or any Material Subsidiary Group is generally not paying, or admits in writing that it is not able to pay, its debts as such debts become due or otherwise becomes insolvent; or files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction; or makes an assignment for the benefit of its creditors; or consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property; or takes corporate action for the purpose of any of the foregoing; or

               (ix) a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation, dissolution or winding up of the Company or any Material Subsidiary or for the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property to take advantage of any bankruptcy or insolvency law of any jurisdiction (each a "Bankruptcy Petition") is filed against the Company or any Material Subsidiary without the consent or other acquiescence of the Company or such Material Subsidiary and such Bankruptcy Petition is not dismissed within 60 days or if at any time Bankruptcy Petitions against Subsidiaries of the Company constituting a Material Subsidiary Group are filed without the consent of such Subsidiaries and are not dismissed within 60 days or any holder or holders of a Lien or Liens on all or substantially all of the assets of the Company, any Material Subsidiary or any Material Subsidiary Group, takes or take any action to foreclose on such Lien and such action remains unstayed and in effect for 60 days; or

               (x) a Governmental Authority enters an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any Material Subsidiary or Subsidiaries of the Company constituting a Material Subsidiary Group or with respect to any substantial part of the property of the Company or any Material Subsidiary or Subsidiaries of the Company constituting a Material Subsidiary Group, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Company or any Material Subsidiary or Subsidiaries of the Company constituting a Material Subsidiary Group without the consent of the Company or such Subsidiary and such order remains unstayed and in effect for 60 days; or

               (xi) a final judgment or judgments for the payment of money aggregating in excess of $5,000,000 is rendered against the Company or any Restricted Subsidiary and within 60 days thereof such judgment or judgments are not bonded or discharged or execution thereof stayed pending appeal, or within 60 days after the expiration of any such stay, such judgment or judgments are not discharged; or

               (xii) if (a) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (b) a notice of intent to terminate (other than a notice of a "standard termination" as defined in Section 4041(b) of ERISA) any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (c) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $100,000, (d) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (e) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (f) the Company or any Restricted Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of the Company or such Restricted Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, results in a Material Adverse Effect. As used in this clause (xii), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in Section 3 of ERISA; or

               (xiii) the Restricted Subsidiaries' Guaranty shall, at any time or for any reason, not be valid, binding and enforceable in any material respect on any Restricted Subsidiary (other than as a result of a liquidation and dissolution of such Restricted Subsidiary otherwise permitted under the terms of this Agreement) or any Restricted Subsidiary shall contest or deny the validity or enforceability of the Restricted Subsidiaries'
Guaranty or shall disaffirm or repudiate any of its obligations thereunder; and (a) upon the occurrence of an Event of Default specified in subparagraph (viii), (ix) or (x) of this paragraph
7A, each Note at the time outstanding shall automatically become due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company; (b) upon the occurrence of any other Event of Default, the Required Holders may at their option declare each Note to be, and each Note shall thereupon be immediately due and payable at 100% of the principal amount thereof together with all interest accrued thereon and the Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company;
and (c) upon the occurrence of an Event of Default specified in subparagraphs (i) or (ii) of this paragraph 7A, at the option of any Holder, whether or not the Required Holders have declared each Note to be due and payable pursuant to the immediately preceding clause (b), each Note held by such Holder at the time outstanding shall become immediately due and payable at 100% of the principal amount thereof together with interest accrued thereon and Make Whole Amount, without presentment, demand, protest or notice of any kind, all of which are expressly waived by the Company.

     7B. Rescission of Acceleration. At any time after any Note shall have been declared immediately due and payable pursuant to clause (b) or (c) of paragraph 7A, the Required Holders may, by written notice to the Company, rescind and annul any such declaration with respect to the Notes if (i) the Company shall have paid all interest, principal and Make Whole Amount payable with respect to any Note which have become due otherwise than by reason of such declaration, including any interest on any such overdue interest, principal and the Make Whole Amount, at the amount specified therein or otherwise in this Agreement, (ii) the Company shall not have paid any amounts which have become due solely by reason of such declaration, (iii) all Events of Default and Defaults, other than non-payment of amounts which have become due solely by reason of such declaration, shall have been cured or waived pursuant to paragraph 11C, and (iv) no judgment or decree shall have been entered for the payment of any amounts due pursuant to the Transaction Documents solely by reason of such declaration. No such rescission or annulment shall extend to or affect any subsequent Default or Event of Default or impair any right arising therefrom.

     7C. Notice of Acceleration or Rescission. Whenever any Note shall be declared immediately due and payable pursuant to clause (b) or (c) of paragraph 7A, or any such declaration under paragraph 7A shall be rescinded and annulled pursuant to paragraph 7B, the Company shall forthwith give written notice thereof to each other Holder at the time outstanding, provided, the failure to give such notice shall not affect the validity of any such declaration, rescission or annulment.

     7D. Other Remedies, No Waivers or Election of Remedies. If any one or more Events of Default shall occur and be continuing, irrespective of whether any Notes have become or have been declared immediately due and payable, any Holder may proceed to protect and enforce its rights under the Transaction Documents by exercising such remedies as are available to such Holder in respect thereof under applicable law, either by suit in equity or by action at law or by any other appropriate proceeding, whether for specific performance of any covenant or other agreement contained in any Transaction Document or in aid of the exercise of any power granted in a Transaction Document, in such order as the Holder may determine in its sole discretion. No remedy conferred in a Transaction Document upon any Holder is intended to be exclusive of any other remedy, and each and every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute or otherwise. No course of dealing or failure or delay by any Holder in exercising any right, power or remedy under a Transaction Document or any other document executed in connection therewith shall operate as a waiver thereof or otherwise prejudice such Holder's rights, powers or remedies, nor shall any single or partial exercise of any such right or remedy preclude any other right or remedy hereunder or thereunder.

8. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants that:

     8A. Organization, Etc. (i) The Company and each Restricted Subsidiary is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and is qualified and in good standing in each jurisdiction in which it is required to be qualified to do business (other than those jurisdictions in which the failure to be so qualified, individually and in aggregate, could not reasonably be expected to have a Material Adverse Effect) and has all requisite corporate and other power and authority to own, operate and lease its property and to carry on its business as now being conducted and which it proposes to conduct. The Company has all requisite power and authority to execute, deliver and perform each Transaction Document and to issue and sell the Notes. Each Restricted Subsidiary has all requisite power and authority to execute, deliver and perform each Transaction Document to which it is a party. Schedule 8A correctly identifies the correct legal name, the jurisdiction of organization, the jurisdictions in which qualified to do business and the officers and directors of each Restricted Subsidiary.

     (ii) Each Transaction Document to which the Company is a party has been duly authorized by all necessary corporate action on the part of the Company and has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of the Company and constitutes (or will constitute upon execution thereof by the Company) the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     (iii) Each Transaction Document to which a Restricted Subsidiary is a party has been duly authorized by all necessary corporate action on the part of each such Restricted Subsidiary, has been (or will have been as of the Closing Date) duly executed and delivered by an authorized officer of each such Restricted Subsidiary and constitutes (or will constitute upon execution thereof by each such Restricted Subsidiary) the legal, valid and binding obligation of such Restricted Subsidiary, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law).

     8B. Stock Ownership. (i) All of the outstanding capital stock, or other equity interest, of each Restricted Subsidiary is validly issued, fully paid and non-assessable and is now owned and will be owned immediately prior to the Closing, of record and beneficially, in the amounts and by the Persons as set forth in
Schedule 8B, free and clear of any Lien of any kind.

     (ii) No Restricted Subsidiary is a party to, or otherwise subject to any legal restriction or any agreement (other than this Agreement and customary limitations imposed by corporate law statutes) restricting the ability of such Restricted Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or to any other Subsidiary of the Company.

     (iii)  Except as set forth in Schedule 8B, no Restricted
Subsidiary has any outstanding rights, options, warrants or other agreements which would require it to issue any additional shares of its capital stock after the Closing Date.

     8C. Financial Statements. The Company has furnished the Purchasers with the audited balance sheets of the Consolidated
Group dated as of December 31, 1995 and the related statements of operations, cash flows and stockholders' equity for the 12 months ended on such dates and the unaudited balance sheet of the Company as of September 30, 1996 and the related statement of operations, cash flows and stockholders' equity for the nine months ended on such date, which collectively are referred to in this Agreement as the "Financial Statements". The audited
Financial Statements fairly present in all material respects the financial condition of the Consolidated Group and the results of its operations and cash flows for the respective periods specified thereby and the unaudited Financial Statement fairly presents in all material respects the assets and liabilities of the Company as of the date thereof. The Financial Statements have been prepared in accordance with GAAP, consistently applied throughout the periods involved except as set forth in the notes thereto. Since September 30, 1996, there have been no developments or changes affecting the business, assets, liabilities, condition (financial or otherwise) of the Company or any Restricted Subsidiary which has had or is reasonably expected to have, either individually or in the aggregate, a Material
Adverse Effect.

     8D. Actions Pending. There are no actions, suits, investigations or proceedings pending, or to the knowledge of the Company threatened, against the Company or any Restricted Subsidiary, or any of their properties or rights, by or before any court, arbitrator or administrative body or other Governmental Authority other than those which individually and in the aggregate do not and are not reasonably expected to have a Material Adverse Effect.

     8E. Title to Properties. (i) Each Member has good and marketable title to the real estate of which it is the record owner and a Member has good title to all of the properties and assets reflected in the most recent balance sheet for the Consolidated Group included in the Financial Statements or purported to have been acquired by a Member after such date (other than properties and assets disposed of since such date in the ordinary course of business), subject, in the case of the Company and its Restricted Subsidiaries, to no Lien of any kind except Liens permitted by paragraph 6C(1);

     (ii) The Company and each Restricted Subsidiary enjoys peaceful and undisturbed possession under all leases necessary in any material respect for the conduct of its businesses and all such leases are valid and subsisting and are in full force and effect; and

     (iii) The Company and each Restricted Subsidiary owns or has the right to use (under agreements or licenses which are in full force and effect) all Intellectual Property necessary for it to conduct its business as currently conducted, without any known conflict with the rights of others. To the knowledge of the Company, no product of the Company or any Restricted Subsidiary infringes in any material respect upon any Intellectual Property owned by any other Person and there is no material violation by any Person of any right of the Company or any Restricted Subsidiary with respect to any Intellectual Property owned or used by the Company or any Restricted Subsidiary.

     8F. Affiliates and Investments in Others. Except as set forth on Schedule 8F, and with respect to the Company, to the best of its knowledge, neither the Company nor any Restricted Subsidiary has any Affiliates controlling, controlled by, or under common control with the Company or such Restricted Subsidiary or beneficially owning or holding 10% or more of the equity interest or class of Voting Stock of the Company or such Restricted Subsidiary nor does the Company or any Restricted Subsidiary own any stock or securities or has any beneficial or equity interest in any Person other than the ownership of stock or securities of, or a beneficial or equity interest in, another Member or a Person which belongs to a class that is listed for trading on a national securities exchange or quoted on NASDAQ and which represents not more than 10% of the total combined voting power of all classes of Voting Stock of, or more than 10% of the beneficial or equity interest in, such Person.

     8G. Tax Returns and Payments. The Company and each Restricted Subsidiary has filed all Federal, State, local and foreign income tax returns, franchise tax returns, real and personal property tax returns and other tax returns required by law to be filed by or on its behalf, or with respect to its properties or assets, and all Taxes, assessments and other governmental charges imposed upon the Company and any Restricted Subsidiary and the Company's or any Restricted Subsidiarys properties, assets, income or franchises which are due and payable have been paid, other than those presently payable without penalty or interest, those presently being contested in good faith by appropriate proceedings diligently conducted and for which such reserves or other appropriate provisions, if any, as may be required by GAAP have been made and those the non-payment or non-filing of which, individually and in the aggregate, do not, and are not reasonably expected to, have a Material Adverse Effect. The charges, accruals and reserves on the books of the Consolidated Group in respect of Taxes for all fiscal periods are adequate and the Company knows of no unpaid assessment on the Company or any Restricted Subsidiary for additional Taxes for any period or any basis for any such assessment that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect. No charges or Taxes will be imposed by any Governmental Authority on the Company or any Restricted Subsidiary on the execution, delivery or enforcement of the Transaction Documents and the issue and sale of the Notes.

     8H.  Conflicting Agreements and Other Matters.   Neither the
Company nor any Restricted Subsidiary is in violation of any term of its charter or by-laws or other organizational documents, or in violation or breach of any term of any agreement (including any agreement with stockholders), instrument, order, judgment, decree, statute, law, rule or regulation (including any Environmental Law) to which it is a party or to which it is subject which default or violation, individually or in the aggregate, has or is reasonably expected to have, a Material
Adverse Effect.   The execution and delivery of the Transaction
Documents and the offering, issuance and sale of the Notes and fulfillment of and compliance with the terms and provisions of the Transaction Documents do not and will not conflict with the provisions of, or constitute a default under, or result in any violation of, or result in the creation of any Lien upon any of the properties or assets of the Company or any Restricted Subsidiary pursuant to its charter or by-laws or other organizational documents, any award of any arbitrator or any agreement (including any agreement with stockholders or other equity holders), instrument, order, judgment, decree, statute, law, rule or regulation to which it is subject, except for defaults under, conflicts with, or violations of, any such awards, agreements, instruments, orders, judgments, decrees, laws, rules or regulations which are not material in nature and which individually and in the aggregate do not, and are not reasonably expected to, have a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt, any agreement relating thereto or any other contract or agreement (including its charter) which limits the amount of, or otherwise imposes restrictions on the incurring of, any Debt of the Company to be evidenced by the Notes.

     8I. Offering of Notes. Neither the Company nor any agent acting on its behalf has, directly or indirectly, offered the Notes for sale to, or solicited any offers to buy any of the Notes from, or otherwise approached or negotiated with respect thereto with, any Person other than the Purchasers and 50 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither the Company nor any agent acting on its behalf has taken or will take any action which would subject the issuance or sale of the Notes to the provisions of Section 5 of the Securities Act or to the registration provisions of any securities or Blue Sky law of any applicable jurisdiction. As of the Closing Date, the Notes will not be of the same class as securities of the Company listed on a national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system, within the meaning of Rule 144A.

     8J. Regulation G, Etc. None of the proceeds of the sale of the Notes will be used, directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of buying or carrying any margin stock within the meaning of Regulation G of the Board of Governors of the Federal Reserve System (12 CFR Part 207) or for the purpose of maintaining, reducing or retiring any indebtedness which was originally incurred to purchase or carry any stock that is currently a margin stock or for any other purpose which constitutes this transaction a "purpose credit" within the meaning of such Regulation G or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of such Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of such Board (12 CFR
220). Margin stock does not constitute more than 10% of the value of the assets of the Consolidated Group or of the Company and the Company has no present intention that margin stock will constitute more than 10% of the value of its or the Consolidated Group's assets. As used in this paragraph 8J, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation G.

     8K.  ERISA.

          (i) The Company and each Restricted Subsidiary and each ERISA Affiliate has operated and administered each Plan operated and administered by it in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and are not reasonably expected to result in a Material Adverse Effect. Neither the Company nor any Restricted Subsidiary and no ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in Section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any Restricted Subsidiary or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any Restricted Subsidiary or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to Section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect.

               (ii) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meaning specified in Section 3 of ERISA.

               (iii) The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

               (iv) The expected postretirement benefit obligation (determined as of the last day of the Company's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 498B of the Code) of the Consolidated Group could not reasonably be expected to have a Material Adverse Effect.

               (v) The execution and delivery of the Transaction Documents, the issuance and sale of the Notes and the consummation of the transactions contemplated by the Agreement will not result in a "prohibited transaction" which is subject to the prohibitions of Section 406 of ERISA or in connection with which a Tax could be imposed pursuant to Section 4975(c)(1)(A)-
(D) of the Code. The representation in the preceding sentence is made in reliance upon and subject to the accuracy of the Purchasers' representations in paragraph 9(ii) as to the source of the funds to be used to pay the purchase price of the Notes.

     8L. Governmental and Other Consents. Neither the nature of the Company or any Restricted Subsidiary, nor the Company's or any Restricted Subsidiary's businesses or properties, nor any relationship between the Company or any Restricted Subsidiary and any other Person, nor any circumstance in connection with the execution and delivery of any Transaction Document or the offering, issuance, sale or delivery of the Notes is such as to require any authorization, consent, approval, exemption or any action by or notice to or filing with any Governmental Authority or any other Person in connection with the execution and delivery of the Transaction Documents or the offering, issuance, sale or delivery of the Notes or fulfillment of or compliance with the terms and provisions of the Transaction Documents.

     8M. Environmental Matters. To the knowledge of the Company, there are no claims and the Company has not received any notice of any claim, and no proceeding has been instituted raising any claim, against the Company or any Restricted Subsidiary or any real properties now or formerly owned, leased or operated by the Company or any Restricted Subsidiary or other assets, alleging any damage to the environment or violation of any Environment Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed in Schedule 8M:

          (i) to the knowledge of the Company, there are no facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by the Company or any Restricted Subsidiary or relating to the Company's or any Restricted Subsidiary's other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;

          (ii) neither the Company nor any Restricted Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by the Company or any Restricted Subsidiary and has not disposed of any Hazardous Materials in violation of any Environmental Laws, except in each case such as is not expected to result in a Material Adverse Effect;

          (iii) all buildings on all real properties now owned, leased or operated by the Company or any Restricted Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply is not reasonably expected to result in a Material Adverse Effect; and

          (iv) the Company and each Restricted Subsidiary have obtained all permits, licenses and other authorizations and has made all filings, registrations and other submittals which are required of it under all Environmental Laws (except to the extent failure to have any such permits, licenses or authorizations or to have made any such filings, registrations or submittals individually and in the aggregate does not, and is not reasonably expected to, result in a Material Adverse Effect) and the Company and each Restricted Subsidiary are in compliance with all Environmental Laws and with the terms and conditions of all such permits, licenses, authorizations, filings, registrations and submittals and in compliance with all applicable orders, decrees, judgments and injunctions, issued, entered, promulgated or approved under any Environmental Law (except to the extent failures to comply, individually and in the aggregate do not, and are not reasonably expected in the future, to result in a Material Adverse Effect).

     8N. Labor Relations. There is not now pending, or to the knowledge of the Company, threatened, any strike, work stoppage, work slow down, or material grievance or other material dispute between the Company or any Material Subsidiary and any bargaining unit or significant number of the Company's or such Material Subsidiary's employees.

     8O. Financial Condition. After giving effect to the transactions contemplated hereby, (i) the aggregate present fair saleable value of the assets of the Company will be greater than the amount that will be required to pay the probable liabilities of the Company on its debts, including contingent liabilities, as they become absolute and mature; (ii) the Company has (and has no reason to believe that it will not have) sufficient capital for the conduct of its business; and (iii) the Company does not intend to incur, or believe it has incurred, debts beyond its ability to pay as they mature.

     8P. Disclosure. The Transaction Documents, the Memorandum, the Financial Statements and the other documents, certificates and statements furnished to the Purchasers by or on behalf of the Company or any Restricted Subsidiary in connection herewith do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. To the knowledge of the Company, there is no fact with respect to its business which is reasonably expected to have a Material Adverse Effect and which has not been described in this Agreement or otherwise disclosed in writing to the Purchasers by the Company.

     8Q. Status Under Certain Federal Statutes. Neither the Company nor any Restricted Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, the Interstate Commerce Act, as amended, or the Federal Power Act, as amended. Neither the sale of the Notes hereunder nor the use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.

     8R. Existing Indebtedness; Future Liens. Schedule 8R sets forth a complete and correct list of all outstanding Debt of the Company and each Restricted Subsidiary as of the date of this Agreement. Neither the Company nor any Restricted Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any such Debt of the Company and each Restricted Subsidiary and no event or condition exists with respect to any such Debt of the Company and each Restricted Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Neither the Company nor any Restricted Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by paragraph 6C(1).

          As of the Closing Date, after the application of the proceeds of the Notes as set forth in paragraph 5J, the ratio of Total Debt to Consolidated Total Capitalization and the ratio of Priority Debt to Consolidated Net Worth will not exceed the ratios set forth therefor, respectively, in paragraphs 6A(3) and 6A(4).

     8S. Compliance with Laws, Etc. The Company and each Restricted Subsidiary are in compliance with the requirements of all applicable laws, rules, regulations and orders of any Governmental Authority (including, without limitation, the Occupational Safety and Health Act of 1970, as amended, ERISA and any Environmental Laws), and has in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of its properties or to the conduct of its businesses, in each case to the extent necessary to reasonably ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failure to have in effect such licenses, permits, franchises and other governmental authorizations do not, and are not reasonably expected to, individually and in the aggregate, have a Material Adverse Effect.

9. REPRESENTATIONS OF THE PURCHASERS. Each Purchaser represents that:

     (i) It is purchasing its Notes for its own account or for one or more separate accounts maintained by it or for the account of one or more pension or trust funds, in each case for investment and not with a view to the distribution thereof or with any present intention of distributing or selling any of its Notes, provided that the disposition of such Purchaser's property shall at all times be within its control, subject to compliance with applicable law. The Company acknowledges that a Purchaser's sale of all or a portion of its Notes to one or more Qualified Institutional Buyers in compliance with Rule 144A would not be a breach of this representation.

     (ii) With respect to each source of funds to be used by it to pay the purchase price of its Notes (respectively, the "Source"), at least one of the following statements is accurate as of the Closing Date:

          (a) The Source is an "insurance company general account", as such term is defined in Section V(e) of PTE 95-60
(issued July 12, 1995) and the purchase is exempt under the provisions of PTE 95-60);

          (b) The Source is a "governmental plan" as defined in Title I, Section 3(32) of ERISA;

          (c) The Source is either (i) an insurance company pooled separate account and the purchase is exempt in accordance with PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, in which case the purchase is exempt in accordance with PTE 91-38 (issued July 21, 1991);

          (d) The Source is an "investment fund" managed by a "qualified professional asset manager" or "QPAM" (as defined in Part V of PTE 84-14, issued March 13, 1984) which QPAM has been identified in writing, and the purchase is exempt under PTE 84-14, provided that no other party to the transactions described in this Agreement and no "affiliate" of such other party (as defined in Section V(c) of PTE 84-14) has at this time, and has not exercised at any time during the immediately preceding year, the authority to appoint or terminate said QPAM as manager of the assets of any plan identified in writing pursuant to this paragraph (d) or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plans; or

          (e) The Source is one or more plans or a separate account or trust fund comprised of one or more plans each of which has been identified in writing pursuant to this paragraph (e).

As used in this paragraph 9, the terms "plan" and "plans" have the meaning assigned to such terms in Title I, Section 3(3) of ERISA.

10. DEFINITIONS. For the purposes of this Agreement, the following terms shall have the respective meanings specified with respect thereto:

     10A. Prepayment and Make Whole Amount Terms.

     "Average Remaining Life" means the number of years (calculated to the nearest one-twelfth year) obtained by dividing
(a) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment by
(b) the Called Principal.

     "Called Principal" means, as the context requires, with respect to any Note the principal of such Note which is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A.

     "Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments from their respective scheduled due dates, in accordance with accepted financial practice and at a discount factor (applied on a semi-annual basis) equal to the Discount Rate with respect to such Called Principal.

     "Discount Rate" means, with respect to the Called Principal of any Note, the yield to maturity of the Called Principal implied by (a) (i) the yield reported as of 9:00 A.M. (Chicago, Illinois time) on the date which is two Business Days prior to the Settlement Date with respect to such Called Principal, on page USD of the Bloomberg Financial Markets Services Screen (or, if not available, any other nationally recognized trading screen reporting on-line intraday trading in actively traded marketable United States Treasury fixed interest rate securities selected by the Company and acceptable to the Required Holders) for actively traded U.S. Treasury fixed interest rate securities having a maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date, or (ii) if such yields shall not be reported as of such time or the yields reported as of such time shall not be ascertainable, the Treasury Constant Maturity Series Yields reported for the latest day for which such yields shall have been so reported as of the Business Day next preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Average Remaining Life of such Called Principal as of such Settlement Date plus 50 basis points. Such implied yield shall be determined, if necessary, by (x) converting U.S. Treasury securities quotations to bond-equivalent yields in accordance with accepted financial practice and (y) interpolating linearly between (1) the actively traded U.S. Treasury security with the duration closest to and greater than the Average Remaining Life and (2) the actively traded U.S. Treasury security with the duration closest to and less than the Average Remaining Life.

     "Make Whole Amount" means with respect to any Note, the amount equal to the excess, if any, of (x) the Discounted Value over (y) the sum of (i) such Called Principal plus (ii) interest accrued and unpaid thereon, as of and due on the Settlement Date with respect to such Called Principal. The Make Whole Amount shall in no event be less than zero.

     "Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest that would be due or dividends that would accrue thereon, as the case may be, after the Settlement Date with respect to such Called Principal, if no payment of Called Principal were made prior to its scheduled due date, provided, that if such Settlement Date is not a date on which interest payments are scheduled to be made, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued or dividend accrued to such Settlement Date and required to be paid on such Settlement Date.

     "Settlement Date" means, with respect to any Note, the date on which such Note is to be prepaid pursuant to paragraph 4A or is declared to be immediately due and payable pursuant to paragraph 7A.

     10B. Other Terms.

     "Acquired Person" means any Person (i) who is not then a Member; (ii) who is engaged in a business permitted to be conducted by paragraph 5I; and (iii) for whom financial statements meeting the requirements of Regulation S-X under the Exchange Act are available for its then most recently ended fiscal year and any subsequent interim periods and for such other periods as would be required to be provided by the Company for such Acquired Person by Rule 3-05(b) of Regulation S-X under the Exchange Act.

     "Acquisition" means any acquisition by the Company or a Restricted Subsidiary, whether by purchase, exchange, merger, consolidation or otherwise, of all or substantially all of the assets or Equity Interest of an Acquired Person, provided, if such Acquisition is the acquisition of the Equity Interest of the Acquired Person, the Acquired Person shall have become a Wholly-Owned Restricted Subsidiary concurrently with such Acquisition.

     "Acquisition Debt" means any Debt incurred or assumed by the Company or a Restricted Subsidiary in connection with an Acquisition and, if such Acquisition is the acquisition of the Equity Interest of the Acquired Person, any Debt of the Acquired Person which is in existence as of the date of such Acquisition if not less than 5, nor more than 20, days prior to the incurrence of such Debt, the Company shall have provided to each Holder Pro Forma Financial Statements reflecting such Acquisition certified by the chief accounting officer or chief financial officer of the Company as meeting the requirements of the definition of Pro Forma Financial Statements and, subject to such requirements, as fairly presenting the pro forma financial condition of the Consolidated Group after taking into account the Acquisition.

     "Affiliate" means, at any time and as to any Person, any other Person (including in the case of a Member, another Member) directly or indirectly (i) controlling, controlled by, or under common control with, such Person or (ii) beneficially owning or holding 10% or more of the equity interest or class of Voting
Stock of such Person, as well as, in the case of an individual, such individual's spouse, issue, parents, siblings and issue of siblings (in each case by blood, adoption or marriage). A Person shall be deemed to control another Person if such Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "Agreement" means this Agreement as it may from time to time be amended in accordance with paragraph 11C.

     "Approved Auditor" means Deloitte & Touche, Arthur Anderson
& Co., Coopers & Lybrand, Ernst & Young, KPMG, Peat Marwick or
Price Waterhouse.

     "Asset Sold" or "Assets Sold" has the meaning specified in paragraph 6C(3)(v).

     "Bankruptcy Petition" has the meaning specified in paragraph
7A.

     "Business Day" means any day other than a Saturday, a Sunday or a day on which commercial banks in Boston, Massachusetts are required or authorized to be closed.

     "Capitalized Lease" means any lease of property (whether real, personal or mixed), as to which the lessee is required, in accordance with GAAP, to recognize, concurrently, the acquisition of an asset and the incurrence of a liability.

     "Capitalized Lease Obligation" means any rental obligation under a Capitalized Lease, taken at the amount thereof that is accounted for as indebtedness (net of interest expense) in ac-cordance with GAAP.

     "Closing" and "Closing Date" have the meanings specified in paragraph 2B.

     "Code" means the Internal Revenue Code of 1986, as amended from time to time and the rules and regulations promulgated thereunder as from time to time in effect.

     "Company" has the meaning specified in the first paragraph of this Agreement.

     "Confidential Information" has the meaning specified in paragraph 11G.

     "Consolidated EBITA" means for any period the amount of which is to be determined, (i) Consolidated Net Income for such period plus (ii) (but only to the extent such amounts were deducted in the computation of Consolidated Net Income)
Consolidated Interest Expense, plus (iii) income tax expense

(including deferred income tax expense in each case), plus (iv) amortization expense of the Company and its Restricted
Subsidiaries for such period, determined on a consolidated basis in accordance with GAAP.

     "Consolidated Group" means the Company and each of its Subsidiaries and if the context so requires, the Company and its Subsidiaries, taken as a whole.

     "Consolidated Interest Expense" means for any period the amount of which is to be determined, the aggregate interest charges of the Company and its Restricted Subsidiaries (including without limitation that portion of any obligation under Capitalized Leases allocable to interest expense) on any Debt for such period (without regard to any limitation on the payment thereof) as determined in accordance with GAAP.

     "Consolidated Net Income" means for any period the amount of which is to be determined, the Net Income of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Consolidated Net Worth" means as of any date, the amount of which is to be determined, (i) Consolidated Total Assets minus
(ii) consolidated total liabilities of the Company and its Restricted Subsidiaries, as determined in accordance with GAAP.

     "Consolidated Total Assets" means, as of any date the amount of which is to be determined, the total assets of the Company and its Restricted Subsidiaries on a consolidated basis determined in accordance with GAAP.

     "Consolidated Total Capitalization" means, as of any date as the amount of which is to be determined, Consolidated Net Worth plus (but only to the extent such amount was deducted in the computation of Consolidated Net Worth) Consolidated Total Debt for such period.

     "Consolidated Total Debt" means, as of any date the amount of which is to be determined, all Debt of the Company and its Restricted Subsidiaries determined on a consolidated basis in accordance with GAAP.

     "Debt" means, as applied to any Person without duplication,
(i) obligations of such Person for borrowed money, (ii) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (iii) obligations of such Person to pay the deferred purchase price of property or services (other than current Trade Payables to be paid in accordance with customary practices), (iv) Capitalized Lease Obligations of such Person, (v) obligations of such Person to purchase securities or other property that arise out of or in connection with the sale of the same or substantially similar securities or property, (vi) obligations of such Person to reimburse any other Person in respect of amounts paid under a letter of credit or similar instrument, (vii) obligations with respect to interest rate and currency swaps and similar obligations requiring such Person to make payments, whether periodically or upon the happening of a contingency, except that if any agreement relating to such obligations provides for the netting of amounts payable by and to such Person thereunder, or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then, in each such case, the amount of such obligations shall be the net amount thereof, (viii) any obligations secured by (or for which the holder of such obligation has an existing right, contingent or otherwise, to be secured by) a Lien on any asset of such Person, whether or not such obligation is assumed by such Person, the amount of such obligation being deemed to be the lesser of the fair market value of such asset or the amount of the obligation so secured, (ix) any recourse obligations of such Person in connection with a sale of receivables, (x) Guaranties by such Person of Debt of others, (xi) any outstanding Preferred Stock of a Subsidiary of such Person (other than Preferred Stock owned beneficially and of record by such Person or a Wholly-Owned Subsidiary of such Person) and any outstanding Redeemable
Preferred Stock of such Person, and (xii) any other items
(excluding Trade Payables, items of contingency reserves or reserves for deferred income Taxes or other reserves, to the extent that such reserves do not represent an obligation) which in accordance with GAAP would be shown on the liabilities side of the balance sheet of such Person.

     "Default" means any occurrence or condition which with the giving of notice or the passage of time, or both, and remaining uncured after the expiration of any applicable grace period would be an Event of Default.

     "Disposition" has the meaning specified in paragraph
6C(4)(iv).

     "Environmental Laws" means any and all Federal, state and local statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

     "Equity Interest" means as to any Person, the capital stock or other equity or beneficial interest in such Person.

     "ERISA" means the Employee Retirement Income Security Act of
1974, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time, in effect.

     "ERISA Affiliate", for Plan purposes, means, with respect to any Person, any trade or business, whether or not incorporated, which, is treated as a single employer together with such Person under section 414 of the Code.

     "Event of Default" has the meaning specified in paragraph
7A.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Expenses" has the meaning specified in paragraph 11B.

     "Financial Statements" has the meaning specified in paragraph 8C.

     "Foreign Taxes" has the meaning specified in paragraph 11A.

     "GAAP" means generally accepted accounting principles as in effect from time to time in the United States.

     "Governmental Authority" means (a) the governments of (i) the United States of America and its states and political subdivisions, and (ii) any other jurisdiction in which the Company or any Restricted Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Restricted Subsidiary, and (b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government or jurisdiction.

     "Guaranty", as applied to any Person, means any direct or indirect liability, contingent or otherwise, of such Person with respect to any Debt of another, including, without limitation, any such obligation directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the ordinary course of business) or discounted or sold with recourse by such Person, or in respect of which such Person is otherwise directly or indirectly liable, including, without limitation, any such obligation in effect guaranteed by such Person through any agreement (contingent or otherwise) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to advance to or provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain the working capital, equity capital, net worth, solvency or any balance sheet or other financial condition of the obligor of such obligation, or to make payment for any securities, products, materials or supplies or for any transportation or services without regard to the non-delivery or nonfurnishing thereof, or that any agreements relating thereto will be complied with, or that the holders of such obligation will be protected against loss in respect thereof. The amount of any Guaranty shall be deemed to be equal to the lower of (a) the amount of the obligation guaranteed and (b) the maximum amount for which such Person may be contingently liable pursuant to the terms of the instrument evidencing such Guaranty, unless such guaranteed obligation and the amount for which such Person may be liable are not stated or determinable, in which case the amount of such Guaranty shall be the maximum reasonably anticipated liability for which such Person is contingently liable in respect thereof as determined by such Person in good faith (but in any event not less than the amount which is, or would otherwise be required, in accordance with GAAP, to be reflected in such Person's balance sheet or the notes thereto) as the amount of such obligation.

     "Hazardous Materials", at any time, shall mean any sub-stance: the presence of which at such time requires notifica-tion, investigation, monitoring or remediation under any Environ-mental Law; which at such time is defined as a "hazardous waste", "hazardous material", "hazardous substance", "toxic sub-stance", "pollutant" or "contaminant" under any Environmental Law, including, without limitation, the Comprehensive Environmen-tal Response, Compensation and Liability Act (42 U.S.C. Section 9601 et seq.) and any applicable local statutes and the regula-tions promulgated thereunder; or without limitation, which contains gasoline, diesel fuel or other petroleum products, as-bestos or polychlorinated biphenyls.

     "Holder" means any Person at the time shown as the holder of a Note on the register referred to in paragraph 110.

     "Intangibles" means all Intellectual Property, goodwill and all other assets or property classified as intangibles in accordance with GAAP.

     "Intellectual Property" means all patents, copyrights, trademarks, trade names, service marks or other intellectual or industrial property rights.

     "Interest Rate Agreement" means, with respect to any Person, any one or more of the following agreements entered into by such Person with one or more financial institutions: interest rate protection agreement interest rate swaps and/or other types of interest rate hedging agreements obligating such Person to make payments, whether periodically or upon the happening of a contingency. The amount of the obligation under any Interest
Rate Agreement shall be the amount determined in respect thereof as of the end of the then most recently ended fiscal quarter of such Person, based on the assumption that such Interest Rate Agreement had terminated at the end of such fiscal quarter, and in making such determination, if any agreement relating to such Interest Rate Agreement provides for the netting of amounts payable by and to such Person thereunder or if any such agreement provides for the simultaneous payment of amounts by and to such Person, then in each such case, the amount of such obligation shall be the net amount so determined.

     "Institutional Investor" means any bank, savings institution, trust company, insurance company, investment company, pension or profit sharing trust or other financial institution or institutional buyer, regardless of legal form.

     "Investment" means as to any Person (the "Investor"), (i) any loan or advance or extension of credit by the Investor to or for the benefit of another Person; (ii) the incurrence, assumption or guarantee by the Investor of, or grant of credit support by the Investor for, any financial obligation of another Person to the extent such financial obligation does not otherwise constitute Debt of the Investor; or (iii) the ownership, purchase or acquisition or other investment by the Investor in any stock, obligations or securities of, or any other Equity Interest in (including without limitation any Equity Interest in any partnership, association, joint venture or other organization, whether or not a legal entity) any other Person, or
(iv) any capital contribution by the Investor to any other
Person.

     "knowledge of the Company" means the actual knowledge of any Senior Officer of the Company.

     "Lien" means any interest in property securing an obligation owed to, or a claim by, a Person other than the owner of the property, whether such interest is based on the common law, statute, court decision or contract, and including, without limitation, any mortgage, pledge, security interest, lease, encumbrance, lien, purchase option, call or right, or charge of any kind (including any agreement to give or permit any of the foregoing), any conditional sale or other title retention agreement, any Capitalized Lease, and the filing of, or agreement to give or permit the filing on its behalf, of any financing statement under the Uniform Commercial Code or personal property security legislation of any jurisdiction.

     "Limited Partnership Restricted Subsidiaries" has the meaning specified in paragraph 3L.

     "Material Adverse Effect" means, (i) any material adverse effect on the Company's business, assets, liabilities, financial condition or results of operations, (ii) any material adverse effect on the Company's and the Restricted Subsidiaries' business, assets, liabilities, financial condition or results of operations taken as a whole or where appropriate, on a consolidated basis in accordance with GAAP, and (iii) any adverse effect, WHETHER OR NOT MATERIAL, on the binding nature, validity or enforceability of any Transaction Document as the obligation of any party thereto and (iv) any material adverse effect on the ability of the Company to perform its obligations under any Transaction Document applicable to it or on the ability of any Material Restricted Subsidiary to perform its obligations under its Restricted Subsidiaries' Guaranty.

     "Material Restricted Subsidiary" means any Restricted
Subsidiary which is a Material Subsidiary.

     "Material Subsidiary" means each Subsidiary of the Company of which its earnings before interest expense, taxes and amortization (calculated by reference to the components included in the definition of Consolidated EBITA), or if such Subsidiary has Subsidiaries of its own, of which its consolidated earnings before interest expense, taxes and amortization of such Subsidiary and its Subsidiaries, determined in either case, for the most recently completed four fiscal quarters equals or exceeds 5% of Consolidated EBITA or of which the total assets, or if such Subsidiary has Subsidiaries of its own, of which the consolidated total assets of such Subsidiary and its Subsidiaries, determined of the most recent fiscal quarter end, equals or exceeds 5% of Consolidated Total Assets.

     "Material Subsidiary Group" means any group of Subsidiaries of which, on a consolidated basis, its earnings before interest expense, taxes and amortization (calculated by reference to the components included in the definition of Consolidated EBITA), for the most recently completed four fiscal quarters equals or exceeds 5% of Consolidated EBITA or of which the total assets, determined of the most recent fiscal quarter end, equals or exceeds 5% of Consolidated Total Assets.

     "Member" means any Person included in the Consolidated
Group.

     "Memorandum" means the Confidential Private Placement
Memorandum dated December, 1996 (including the Exhibits thereto) prepared by Dillon, Read & Co. Inc. on the basis of information provided by the Company.

     "Multiemployer Plan" means any plan which is a "multiemployer plan" as such term is defined in section
4001(a)(3) of ERISA.

     "NAIC" means the National Association of Insurance
Commissioners.

     "Net Income" means as to any Person, for any period for which the amount thereof is to be determined, gross revenues of such Person less all operating and non-operating expenses of such Person including all charges of a proper character (including current and deferred Taxes on income, provision for Taxes on unremitted foreign earnings which are included in gross revenues, amortization, depreciation and current additions to reserves), but not including in gross revenues any gains (net of expenses and Taxes applicable thereto) in excess of losses resulting from the sale, conversion or other disposition of assets (other than inventory in the ordinary course of such Person's business), any earnings or losses attributable to any other Person, any gains arising from transactions of a non-recurring and material nature, any gains arising from the sale or discontinuation of operations, any gains resulting from the write-up of assets, any equity of such Person in the unremitted earnings of any other corporation or any earnings of any other Person acquired by such Person through purchase, merger or consolidation or otherwise, earned prior to acquisition, all determined in accordance with GAAP.

     "Net Proceeds of Eligible Capital Stock" means the net cash proceeds (net of all costs and out-of-pocket expenses including underwriting and brokerage fees and expenses) from sales, after December 31, 1996 of (i) any class or series of the Equity Interest of the Company other than Redeemable Preferred Stock;
(ii) any warrants, options or similar rights (other than any Debt) to purchase or convertible into shares of Equity Interest of the Company other than Redeemable Preferred Stock; and (iii) Debt (including Redeemable Preferred Stock) convertible into any class or series of Equity Interest of the Company other than Redeemable Preferred Stock if such Debt has then been so converted, provided, the net cash proceeds from the sale of such Debt shall be increased by any amount paid to the Company to convert such Debt and reduced by the aggregate amount of interest or dividends paid on such Debt through the date of conversion.

     "Notes" has the meaning specified in paragraph 1A.

     "Officers' Certificate" means a certificate signed in the name of the Company by any two Senior Officers.

     "PBGC" means the Pension Benefit Guaranty Corporation or any other Governmental Authority succeeding to any of its functions.

     "Person" means and includes an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust and any other form of business organization (whether or not a legal entity), or any Governmental Authorities.

     "Plan" means an "employee pension benefit plan" (as defined in Section 3 of ERISA) which is or within the preceding five years has been established or maintained, or to which contributions are or have been made, by the Company or any Restricted Subsidiary or any ERISA Affiliate, or for which the Consolidated Group or any ERISA Affiliate may have any liability.

     "Pledge Agreement" has the meaning specified in paragraph
3M.

     "Preferred Stock" means as to any Person, any Redeemable Preferred Stock and any other class or series of Equity Interest of such Person that has a priority as to the payment of any dividends or distributions over the holders of the most junior class of Equity Interest of such Person.

     "Priority Debt" means, without duplication, (i) all Debt of the Company secured by any Lien on any property owned by the Company or any of its Restricted Subsidiaries and (ii) all Debt of the Restricted Subsidiaries (other than Debt owed solely by the Company or a Wholly-Owned Restricted Subsidiary).

     "Pro Forma Financial Statements" means in connection with any Acquisition, pro forma financial statements reflecting such Acquisition prepared in accordance with Rule 11-02 of Regulation S-X of the Exchange Act provided, the pro forma balance sheet included therein shall be adjusted to take into account any other Debt of the Company and the Restricted Subsidiaries incurred or assumed, and any Net Proceeds of Eligible Capital Stock received, since the date for which the pro forma consolidated balance sheet is required to be presented under Rule 11-02.

     "Purchaser" and "Purchasers" have the meaning specified in paragraph 2A.

     "QPAM Exemption" means Prohibited Transaction Class
Exemption 84-14 issued by the United States Department of Labor.

     "Qualified Institutional Buyer"means a qualified institutional buyer, as defined in Rule 144A.

     "Redeemable Preferred Stock" means any class or series of Equity Interest which has fixed payment or redemption obligations due and payable prior to the final scheduled due date for the repayment of principal of the Notes or is redeemable at the option of the holder, unless such fixed payment obligations or repurchase obligations on exercise of such redemption option can be satisfied, at the election of the issuer, through the issuance of shares of its most junior class of Equity Interest.

     "Required Holders" means the Holder or Holders of more than 50% of the aggregate principal amount of the Notes at the time outstanding.

     "Restricted Investments" means any Investment other than:

          (i) prime commercial paper maturing not more than 270 days from the date of issuance, having as at the date of acquisition a rating or at least A-1 (or the existing equivalent) from Standard & Poor's Ratings Group or at least P-1 (or then existing equivalent) from Moody's Investors Service, Inc. and issued by a corporation organized in any state of the United States of America, Canada, any European economic community country or Japan;

          (ii) securities issued or directly and fully and unconditionally guaranteed or insured by the United States of America or any agency thereof backed by the full faith and credit of the United States of America and maturing within one year from the date of acquisition other than derivative securities such as mortgage-backed "IOS" or "POS" and mortgage pass-through certificates and similar investments;

          (iii) time deposits, or certificates of deposit denominated in United States dollars maturing within one year from the date of acquisition issued by commercial banks which are
(a) members of the Federal Reserve System and chartered under the laws of the United States of America or any state or the District of Columbia, whose long-term certificates of deposit and long-term unsecured debt is rated at least A (or then existing equivalent) by Standard & Poor's Ratings Group and at least A-2 (or then existing equivalent) by Moody's Investors Service, Inc. and having capital and surplus in excess of $1,000,000,000 or (b) organized under the laws of Canada, any European Economic Community country or Japan whose commercial paper is rated an A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc. or whose long term debt is rated AA or better by Standard & Poor's Ratings Group or Aa2 or better by Moody's Investors Service, Inc. and has capital, surplus and undivided profits aggregating at least $1,000,000,000;

          (iv) Investments in master note or deposit arrangements with securities of the types described in (i) through (iii) above;
          (v) Investments in money market programs of investment companies registered as such with the Securities and Exchange Commission which, at the time of acquisition, is rated, or if such money market programs are not rated, the substantial majority of the underlying investments of such investment company are rated A-1 or better by Standard & Poor's Ratings Group or P-1 or better by Moody's Investors Service, Inc. or provided that such money market programs invest only in Investments of the types described in (i) through (iii) above;

          (vi) Investments in repurchase agreements having terms of not more than 365 days, with a bank, trust company or other financial institution whose long-term unsecured debt, at the time of acquisition of such Investment, is rated A or better by Standard & Poor's Ratings Group, Duff & Phelps Credit Rating Co. or Fitch, or A2 or better by Moody's Investors Service, Inc.;

          (vii) Investments in (a) Interest Rate Agreements designed to protect the Company or any Restricted Subsidiary against fluctuations in interest rates in respect of Debt incurred or to be incurred by the Company or any Restricted Subsidiaries, which obligations do not exceed the aggregate principal amount of such Debt, or (ii) Interest Rate Agreements to protect the Company or any Restricted Subsidiary against fluctuations in the value of Investments in fixed-income securities which were acquired in the ordinary course of business provided in either case (a) the long-term senior unsecured Debt of the counterparty thereto is rated A- or better by Standard & Poor's Ratings Group or A3 or better by Moody's Investors Service, Inc. at the time the Investment is made and (b) the underlying Debt or Investment being so protected is otherwise not prohibited by this Agreement;

          (viii) Investments in existence on the Closing Date and set forth on Schedule 6B;

          (ix) Investments in joint ventures or minority equity positions of Person engaged in the same business of the Company and its Restricted Subsidiaries provided if after giving effect thereto, the aggregate amount so invested by the Company and its Restricted Subsidiaries in such Investments after the Closing Date does not exceed at any time, in the aggregate, $15,000,000;

          (x) endorsement of negotiable instruments for collection and ownership of accounts receivable acquired in the ordinary course of business;

          (xi) demand deposits in banks in the ordinary course of business (not for investment purposes);

          (xii) Investments in the Company or a Restricted
Subsidiary which at the time is a Wholly-Owned Restricted
Subsidiary; and

          (xiii) Investments in any Person that concurrently with such Investment becomes a Wholly-Owned Restricted Subsidiary provided no Default or Event of Default exists immediately before or immediately after such Investment or would reasonably be expected to result therefrom.

     "Restricted Payments" means the declaration, payment or making, directly or indirectly, of any dividend, payment or other distribution on or in respect of any Equity Interest of the Company or any Restricted Subsidiary (other than the payment of a dividend, payment or other distribution to the Company or Wholly-Owned Restricted Subsidiary or the setting apart of any funds or property therefor, or the making of any payment on account of the purchase, redemption, retirement or other acquisition, direct or indirect, of any Equity Interest of the Company or any Restricted Subsidiary (other than any such Equity Interest owned by the Company or a Wholly-Owned Restricted Subsidiary) including without limitation, the forgiveness or foreclosure by the issuer of any Debt secured by a pledge of such capital stock or any purchase, redemption or other acquisition or retirement for value prior to any scheduled maturity, any scheduled prepayment of principal or any scheduled sinking fund payment or, in any event, during the continuance of any Default, or Event of Default of any Debt that is subordinated in right of payment to the Notes.

     "Restricted Subsidiary" means all of the Company's
Subsidiaries other than any Unrestricted Subsidiary.

     "Restricted Subsidiaries' Guaranty" has the meaning specified in paragraph 3K.

     "Rule 144A" means Rule 144A promulgated under the Securities
Act and including any successor rule thereto, as such rule may be amended from time to time.

     "SEC" means the United States Securities and Exchange
Commission, or any Governmental Authority succeeding to the functions of such Commission in the administration of the Securities Act and/or the Exchange Act.

     "Securities Act" means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder, as from time to time in effect.

     "Senior Officer" means the Chairman of the Board, the President, Chief Executive Officer, any Senior Vice President,
Chief Financial Officer, Treasurer or principal Accounting
Officer of the Company or any other individual, whether or not an officer, who performs similar functions, on behalf of the Company.

     "Special Counsel" means the law firm of Sullivan & Worcester or such other firm of legal counsel as the Purchasers may from time to time designate as their Special Counsel for the purposes of this Agreement or any matters related hereto.

     "Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person and/or one or more of its Subsidiaries collectively owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is collectively owned by such Person and/or one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person and/or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.

     "Taxes" means any and all present or future taxes, assessments, stamps, duties, fees, levies, imposts, deductions, withholdings or other governmental charges of any nature whatsoever and any liabilities with respect thereto, including any surcharge, penalties, additions to tax, fines or interest thereon, now or hereafter imposed, levied, collected, withheld or assessed by any government or taxing authority of any country or political subdivision of any country, or any international taxing authority.

     "Trade Payables" means amounts payable to suppliers of goods and services in the ordinary course of a Person's business.

     "Transaction Documents" means this Agreement, the Notes, the Restricted Subsidiaries' Guaranty and the Pledge Agreement.

     "Transferee" means any direct or indirect transferee of all or any part of the Notes.

     "Unrestricted Subsidiary" means Diagnostic Networks of Texas, Incorporated and Austin MRI Partners, L.P. and MRI StarMed, Inc., StarMed Staffing, Inc., StarMed Health Personnel, Inc., Allied Healthcare, Inc., Nurse Care Plus, Inc. and StarMed Staffing of Michigan, Inc. and any other Subsidiary formed or acquired hereafter and engaged to a substantial extent in the temporary staffing business or a business substantially related thereto.

     "Voting Stock" means any securities of any class of a Person whose holders are entitled under ordinary circumstances to vote for the election of directors of such Person (or Persons performing similar functions) (irrespective of whether at the time securities of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     "Wholly-Owned Restricted Subsidiary" means any Restricted Subsidiary all of the voting power of all classes of the Voting Stock and all of the beneficial ownership of which is owned directly or indirectly through one or more other Wholly-Owned Restricted Subsidiaries.

11.  MISCELLANEOUS.

     11A. Payments.

          11A(1)    Payments in Respect of Notes.  The Company
agrees that, so long as a Purchaser shall hold any Notes, all payments in respect of such Notes, required by the terms thereof or otherwise by this Agreement, will be made in compliance with the applicable terms thereof or hereof and by wire transfer to such Purchaser of immediately available funds for credit to the account or accounts as specified in the Exhibit A for such Purchaser, or such other account or accounts in the United States as a Purchaser may designate in writing, notwithstanding any contrary provision in this Agreement or the Notes, with respect to the place of payment. Each Purchaser agrees that, before disposing of any Note, it will make a notation thereon (or on a schedule attached thereto) of all principal payments previously made and of the date to which interest has been paid. The Company agrees to afford the benefits of this paragraph 11A to any Holder which shall have made the same agreement in writing as the Purchasers have made in this paragraph 11A.

          11A(2)    No Deduction or Set-off.  The obligation of
the Company to pay principal, interest, dividends, Make Whole Amounts and any other amounts under the Transaction Documents owed by the Company shall be absolute and unconditional and shall not be affected by any circumstances, including without limitation any set-off, counterclaim, recoupment, defense or other right which the Company may have against a Purchaser or any Transferee for any reason whatsoever.

     11B. Expenses. Whether or not the transactions provided for hereby shall be consummated, the Company will pay on demand and save each Purchaser and its Transferees harmless against liability for the payment of, all out-of-pocket expenses arising in connection with such transactions and in connection with any subsequent modification of, or consent under, the Transaction Documents, whether or not such transactions are consummated or modification shall be effected or consent granted ("Expenses"), including (i) the reasonable fees and expenses of Special Counsel and its agents and of any other special or local counsel or other special advisers engaged and reasonably required by the Purchasers in connection with the transactions contemplated by this Agreement; provided the Company shall not be liable for the fees and expenses of more than one Special Counsel in any single matter, (ii) the costs of obtaining the private placement number from Standard & Poor's Ratings Group for the Notes and (iii) the costs and expenses, including reasonable attorneys' fees and the fees of any other special or financial advisers, incurred in enforcing, and during the continuance of a Default or after the occurrence of an Event of Default, monitoring or evaluating any rights under the Transaction Documents (including, without limitation, any costs, expenses or fees incurred in connection with perfecting or maintaining perfection of any Lien hereafter existing in favor of the Purchasers or any of their Transferees as security for the obligations of the Company or any Restricted Subsidiary under the Transaction Documents or maintaining or protecting the collateral which is the subject of such Lien) or in responding to any subpoena or other legal process issued in connection with the Transaction Documents or the transactions provided for hereby or thereby or by reason of a Purchaser or any Transferee having acquired any of its Notes, including, without limitation, costs and expenses incurred in connection with any bankruptcy or insolvency of the Company or any Restricted
Subsidiary or in connection with any workout or restructuring of any of the transactions contemplated by the Transaction
Documents. The Company will pay and will save each Purchaser and its Transferees from all claims in respect of any fees, costs or expenses, if any, of any brokers and finders not retained by such Purchaser or Transferee. The obligations of the Company under this paragraph 11B shall survive the transfer of any of its Notes or any interest therein by a Purchaser or any Transferee and the payment of any Notes.

     11C. Consent to Amendments. No Transaction Document may be amended, and the Company may not take any action herein prohibited, or omit to perform any act herein required to be performed by it, without the written consent of the Required Holders, except that no decrease in the interest rate of, or Make Whole Amount payable on, the Notes or change to the mandatory repayment of the Notes as provided in paragraph 4C or any change to this paragraph 11C shall be made without the written consent of all Holders. Each Holder at the time or thereafter shall be bound by any amendment or waiver authorized by the Required Holders in accordance with this paragraph 11C whether or not its Notes are marked to reflect such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company or any Restricted Subsidiary and any Holder nor any delay in exercising any rights under any Transaction Document shall operate as a waiver of any rights of any Holder.

     11D. Persons Deemed Owners; Participations. The Company may treat the Person at the time shown on the register referenced in paragraph 11O in whose name any Note, is issued as the owner and holder of such Note for the purpose of receiving payment on or in respect of such Note and for all other purposes whatsoever, and the Company shall not be affected by notice to the contrary. Subject to the preceding sentence, a Holder may from time to time grant participations in all or any part of its Notes to any Person on such terms and conditions as may be determined by such Holder in its sole and absolute discretion; provided that the Company shall not be obligated to make payments other than as directed by a Holder pursuant to paragraph 11A.

     11E. Survival of Representations and Warranties; Entire Agreement. All representations and warranties contained in any Transaction Document or made in any other writing by or on behalf of the Company in connection herewith shall survive the execution and delivery of such Transaction Document or other writing, the transfer by a Purchaser of any Notes or portion thereof or interest therein and the payment of any Notes and may be relied upon by any Transferee as having been true when made, regardless of any investigation made at any time by or on behalf of the Purchasers or any Transferee. All statements contained in any certificate or other instrument delivered by or on behalf of a Member pursuant to any Transaction Document shall be deemed representations and warranties of the Company under this Agreement and not of the individuals executing such certificates or other instruments on behalf of the Company. Subject to the preceding sentence, the Transaction Documents embody the entire agreement and understanding between the Purchasers and the Company and supersede all prior agreements and understandings relating to the subject matter hereof and thereof.

     11F. Successors and Assigns. All covenants and other agree-ments in this Agreement contained by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respec-tive successors and assigns of such party (including, without limitation, any Transferee) whether so expressed or not; provided except as expressly permitted by this Agreement, the Company may not delegate the performance of any of its obligations hereunder.

     11G. Confidential Information. For the purposes of this paragraph, "Confidential Information" means information delivered to a Purchaser by or on behalf of the Company or a Restricted Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement, whether in the past, present or future, that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by the Purchaser as being confidential information of the Company or a Restricted Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to the Purchaser prior to the time of such disclosure or (b) subsequently becomes publicly known through no act or omission by the Purchaser. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with the procedures adopted by it in good faith to protect confidential information of third parties delivered to it. Notwithstanding the foregoing, a Purchaser may deliver copies of any Confidential Information to such Purchaser's and its Subsidiaries' directors, officers, employees, and to its agents and professional consultants who in the ordinary course performance of their duties to or for the benefit of the Purchaser have a need to have access to such information, any other Purchaser, any Person to whom such Purchaser offers to sell any of its Notes or any part thereof or to whom such Purchaser sells or offers to sell a participation in all or any part of its Notes (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this paragraph 11G), any federal or state regulatory authority having jurisdiction over such Purchaser, any Person from which a Purchaser offers to purchase any security of a Member (provided such Person has entered into a confidentiality agreement with respect to such information substantially on the terms of the first two sentences of this paragraph 11G), the NAIC or any regulatory agency which generally require access to information about a Purchaser's investment portfolio or any similar organiza-tion, Standard & Poor's Ratings Group (but only to the extent required to obtain private placement numbers for the Notes) or any other Person to which such delivery or disclosure may be necessary or appropriate (a) in compliance with any law, rule, regulation or order applicable to such Purchaser, (b) in response to any subpoena or other legal process, (c) in connection with any litigation to which such Purchaser is a party relating to the transactions contemplated by this Agreement, or (d) if an Event of Default has occurred and is continuing, to the extent that such Purchaser determines disclosure is necessary or appropriate in the enforcement of or for the protection of its rights and remedies under the Transaction Documents; provided in the case of
(b), the Purchaser shall give the Company prompt written notice of any such subpoena or legal process and, to the extent and for so long as it lawfully may do so, the Purchaser shall refrain from making any disclosure of Confidential Information in response thereto if the Purchaser receives, prior to its compliance with such subpoena or legal process, written notice from the Company that it intends to seek an appropriate protective order for such Confidential Information or injunction against such disclosure. Each Holder, by its acceptance thereof, will be deemed to have agreed to be bound by and to be entitled to the benefits of this paragraph 11G as though it were a party to this Agreement.

     11H. Notices. All notices and other written communications provided for hereunder shall be given in writing and delivered in person or sent by recognized overnight delivery service (with charges prepaid) or by facsimile transmission, if the original of such facsimile transmission is sent on the same day by a recognized overnight delivery service (with charges prepaid) and
(i) if to a Purchaser or its nominee, addressed to such Person at the address or fax number specified for such communications to such Purchaser in Exhibit A, or at such other address or fax number as such Person shall have specified to the Company in writing, (ii) if to any other Holder, addressed to such other Holder at such address or fax number as is specified for such Holder in the Note register referenced in paragraph 11O and (iii) if to the Company, addressed to it at 155 State Street, Hackensack, New Jersey 07601, Attention: President, Fax No.:
(201) 488-8455, with a copy to Werbel & Carnelutti, 711 Fifth Avenue, New York, New York 10022, Attention: Stephen M. Davis, Esq., or at such other address or fax number as the Company shall have specified to each Holder in writing given in accordance with this paragraph 11H. Notice given in accordance with this paragraph 11H shall be effective upon the earlier of the date of delivery or the second Business Day at the place of delivery after dispatch.

     11I. Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

     11J. Solicitation of Holders. The Company will provide each Holder with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent requested under any Transaction Document. The Company will deliver executed or true and correct copies of each such amendment, waiver or consent effected to each Holder promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the Required Holders. Neither the Company nor any Restricted Subsidiary will directly or indirectly, pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee, expense (other than such Holder's Expenses) or otherwise, to any Holder for or in connection with any consent by such Holder in its capacity as a Holder to any waiver or amendment of any of the terms of the Transaction Documents unless such remuneration is concurrently paid, on the same terms, ratably to all Holders whether or not such Holder consented to the waiver or amendment.

     11K. Reproduction of Documents. Any Transaction Document and all related documents, including (a) consents, waivers and modifications which may subsequently be executed, (b) documents received by the Purchasers on the purchase of the Notes

(except the Notes) and (c) financial statements, certificates and other information previously or subsequently furnished to the Purchasers, may be reproduced by the Purchasers by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process and the Purchasers may destroy any original document so reproduced. The Company agrees and stipulates that any such reproduction shall, to the extent permitted by applicable law, be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not the reproduction was made by a Purchaser in the regular course of business, and to the extent not prohibited by applicable law, that any enlargement, facsimile or further reproduction of the reproduction shall likewise be admissible in evidence. This paragraph 11K shall not prohibit the Company or any Holder from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

     11L. Governing Law. THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

     11M. Consent to Jurisdiction and Service and Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY
HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE
EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND
OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION
WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO ANY OF THE TRANSACTION DOCUMENTS
AND HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY
SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY
SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSON-
ALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IM-
MUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION,
EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C)
ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR
BY ANY SUCH COURT.  IN ANY SUCH ACTION OR PROCEEDING, TO THE
FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN
HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER
PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE
SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN
RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY

OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE THE COMPANY IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 11M IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

     11N. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

     11O. Registration, Transfer, Exchange and Replacement of
Notes.

          11O(1)    Registration.  The Notes are to be issued and
are transferable in whole or in part as registered Notes without coupons in denominations of at least $1,000,000, except as may be necessary to reflect any remaining principal amount less than $1,000,000 and may be exchanged for one or more Notes of any authorized denomination and like class and like aggregate outstanding principal amount. The Company shall keep at the principal executive office of the Company a register in which the Company shall record the registrations of the Notes and the names and addresses of the Holders from time to time and all transfers thereof. The Company shall provide any Holder, promptly upon request, a complete and correct copy of the names and addresses of the then Holders.

          11O(2)    Transfer and Exchange.  Upon surrender of a
Note to the Company for registration of transfer or exchange endorsed or accompanied by a written instrument of transfer duly executed by the registered Holder or its attorney duly authorized in writing and accompanied by the address for notices, the Company shall at its expense (except as provided below), execute and deliver one or more replacement Notes of like class and tenor and of a like aggregate amount, registered in the name of such Transferee or Transferees. Each new Note will bear interest from the date to which interest shall have been paid on the surrendered Note or the date of surrender if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer.

          11O(3)    Replacement.  Upon receipt of written notice
from a Holder of the loss, theft, destruction or mutilation of a Note and, in the case of any such loss, theft or destruction, upon receipt of an indemnification agreement of such Holder (and, in the case of a Holder which is not a Qualified Institutional

Buyer, with such security as may be reasonably requested by the Company) satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Note, the Company will make and deliver a new Note, at its expense, of like class and tenor, in lieu of the lost, stolen, destroyed or mutilated Note, and each new Note will bear interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or if no interest has been paid thereon, the date of such lost, stolen, destroyed or mutilated Note.
     11P. Compliance by Subsidiaries. The Company, as the shareholder of its Subsidiaries, shall cause such meetings to be held, votes to be cast, resolutions to be passed, by-laws to be made and confirmed, documents to be executed and all other things and acts to be done to ensure that, at all times, the provisions of this Agreement relating to its Subsidiaries are complied with.

     11Q. Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflict of such provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

     11R. Termination. This Agreement and the rights of the Holders and the obligations of the Company hereunder shall not terminate until each of the Notes, including all principal, interest, including interest on overdue interest and Make Whole Amount has been indefeasibly paid in full and all Expenses and all other amounts owed to any Purchaser or any Holder pursuant to the terms of any Transaction Document has been indefeasibly paid in full.

     11S. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant.

          Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.

     11T. Substitution of Purchaser. Each Purchaser has the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by such Purchaser and its Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in paragraph 9. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to the original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, such Purchaser shall have all the rights of a Holder.

                 [SIGNATURES FOLLOW ON PAGE 41]

     If you are in agreement with the foregoing, please sign the form of acceptance on the enclosed counterpart of this letter and return the same to the Company, whereupon this letter shall become a binding agreement, executed under seal between you and the Company.

                              Very truly yours,

                              MEDICAL RESOURCES, INC.


                              By:
                                   Name:
                                   Title:

The foregoing Agreement is hereby
accepted as of the date first above written.

JOHN HANCOCK MUTUAL LIFE
  INSURANCE COMPANY

By:
     Name:
     Title:

JOHN HANCOCK VARIABLE LIFE
  INSURANCE COMPANY

By:
     Name:
     Title:

JOHN HANCOCK LIFE INSURANCE
  COMPANY OF AMERICA

By:
     Name:
     Title:

MELLON BANK, N.A., AS TRUSTEE UNDER
  THE LONG-TERM INVESTMENT TRUST

By:
     Name:
     Title:

AUSA LIFE INSURANCE COMPANY, INC.

By:
     Name:
     Title:

LIFE INVESTORS INSURANCE COMPANY
  OF AMERICA

By:
      Name:
      Title:

GREAT AMERICAN LIFE INSURANCE
  COMPANY

By:
     Name:
     Title:

GREAT NORTHERN INSURED ANNUITY
  CORPORATION

By:
     Name:
     Title:

AMERICAN BANKERS INSURANCE
  COMPANY OF FLORIDA

By:
     Name:
     Title:

COVA FINANCIAL SERVICES LIFE
  INSURANCE COMPANY

  By:  CONNING ASSET MANAGEMENT
      COMPANY

  By:
     Name:
     Title:

PIERCE NATIONAL LIFE INSURANCE COMPANY


By:
     Name:
     Title:

                                        EXHIBIT A - PURCHASERS

           JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                        (General Account)
                  $10,000,000 SENIOR NOTE NO. 1

1.All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          100 Federal Street
          Boston, Massachusetts 02110
          Account of: John Hancock Mutual Life Insurance Company
                     Private Placement Collection Account
          Account Number:  541-55417
          On Order of:  Medical Resources, Inc.

                    PPN: 58467* AB O

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or trustee) from which wire transfer was sent, shall be delivered or mailed to:

          John Hancock Mutual Life  Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Securities Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life  Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Bond & Corporate Finance Department, T-57
          Fax No.:    (617) 572-1605

5. All Notes purchased by the above shall be registered in the name of John Hancock Mutual Life Insurance Company.

6.   Tax I.D. No. 04-1414660.

                              EXHIBIT A - PURCHASERS

           JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY
                             (GBSA)
                  $5,000,000 SENIOR NOTE NO. 2

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          100 Federal Street
          Boston, Massachusetts 02110
          Account of: John Hancock Mutual Life Insurance Company
                     Private Placement Collection Account
          Account Number:  541-55417
          On Order of:  Medical Resources, Inc.

                    PPN: 58467* AB O

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or trustee) from which wire transfer was sent, shall be delivered or mailed to:

          John Hancock Mutual Life  Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Securities Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

     John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life  Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Bond & Corporate Finance Department, T-57
          Fax No.:    (617) 572-1605

5. All Notes purchased by the above shall be registered in the name of John Hancock Mutual Life Insurance Company.

6.   Tax I.D. No. 04-1414660.

                                        EXHIBIT A - PURCHASERS

         JOHN HANCOCK LIFE INSURANCE COMPANY OF AMERICA
                  $1,000,000 SENIOR NOTE NO. 3

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          100 Federal Street
          Boston, Massachusetts 02110
          Account of: John Hancock Mutual Life Insurance Company
                     Private Placement Collection Account
          Account Number:  541-55417
          On Order of:  Medical Resources, Inc.

                    PPN:  58467* AB O

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or trustee) from which wire transfer was sent, shall be delivered or mailed to:

          John Hancock Mutual Life  Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Securities Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life  Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Bond & Corporate Finance Department, T-57
          Fax No.:    (617) 572-1605

5. All Notes purchased by the above shall be registered in the name of John Hancock Life Insurance Company of America.

6.   Tax I.D. No. 13-3072894.

                                        EXHIBIT A - PURCHASERS

          JOHN HANCOCK VARIABLE LIFE INSURANCE COMPANY
                  $1,000,000 SENIOR NOTE NO. 4

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          The First National Bank of Boston
          ABA No. 011000390
          100 Federal Street
          Boston, Massachusetts 02110
          Account of:  John Hancock Mutual Life Insurance Company
                       Private Placement Collection Account
          Account Number:  541-55417
          On Order of:  Medical Resources, Inc.
                PPN: 58467* AB O

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or trustee) from which wire transfer was sent, shall be delivered or mailed to:

          John Hancock Mutual Life
            Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Securities Accounting Division T-10

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts  02117
          Attention:  Securities Accounting Division T-10

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          John Hancock Mutual Life
            Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, Massachusetts 02117
          Attention:  Bond and Corporate Finance Department T-57
          Fax No: 617-572-1605

5.   All securities shall be registered in the name of John
Hancock Variable Life Insurance Company.

6.   Tax I.D. No. 04-2664016.

                                        EXHIBIT A - PURCHASERS

              MELLON BANK, N.A., AS TRUSTEE FOR THE
                   LONG-TERM INVESTMENT TRUST
                  $3,000,000 SENIOR NOTE NO. 5

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          Federal Reserve Bank of Boston
          A/C Boston Safe Deposit & Trust Company
          ABA #:  011001234
          DDA:  125261
          Ref:  ATTF 179168

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank (or trustee) from which wire transfer was sent, shall be delivered or mailed to:

          Mellon Bank, N.A.
          Three Mellon Bank Center
          Room 153-3610
          Attn:  Principal & Interest Unit
          Pittsburgh, PA  15259-0001

3.   All other communications shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          200 Clarendon Street
          Boston, MA  02117
          Attention:  Stephen A. MacLean, Bond and Corporate
                         Finance Dept., T-57

     with a copy to:

          Mellon Bank, N.A.
          One Mellon Bank Center, Room 151-1935
          Pittsburgh, PA  15258
          Attention:  Bernadette Rist

4. All securities acquired for the Long-Term Investment Trust shall be registered in the name of MELLON BANK, N.A., TRUSTEE
UNDER THE LONG-TERM INVESTMENT TRUST dated October 1, 1996.

5. A copy of the foregoing notices relating to changes in issuer's name, address or principal place of business or location of collateral and a copy of any legal opinions shall be delivered or mailed to:

          John Hancock Mutual Life Insurance Company
          John Hancock Place
          200 Clarendon Street
          Boston, MA  02117
          Attention:  Investment Law Division, T-50

6.   Tax I.D. No. 13-3187026.

                                        EXHIBIT A - PURCHASERS

           LIFE INVESTORS INSURANCE COMPANY OF AMERICA
                  $6,000,000 SENIOR NOTE NO. 6

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          Citibank, N.A.
          111 Wall Street
          New York, NY  10043
          ABA # 021000089
          DDA # 36112805

     for further credit to the Life Investors Insurance Company of America Custody Account No. 847658, proving sufficient information like description, cusip, principal, and interest with such wire transfer to identify the source and application of funds.

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank from which wire transfer was sent, shall be delivered or mailed to:

          AEGON USA Investment Management, Inc.
          Attn:  Michael Meese
          4333 Edgewood Road, N.E.
          Cedar Rapids, IA  52499-5112

3. All other communications with respect to the Note described above, which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          AEGON USA Investment Management, Inc.
          Attn:  Director of Private Placements
          4333 Edgewood Road, N.E.
          Cedar Rapids, IA  52499-5335
          Fax No.:  319-369-2666

4. All Notes purchased by the above shall be registered in the name of AUSA Life Insurance Company, Inc.

5.   Tax I.D. No. 42-0191090.

                                        EXHIBIT A - PURCHASERS

               AUSA LIFE INSURANCE COMPANY, INC.
                  $3,500,000 SENIOR NOTE NO. 7

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          Citibank, N.A.
          111 Wall Street
          New York, NY  10043
          ABA # 021000089
          DDA # 36112805

     for credit to the account of AUSA Life Insurance Company, Inc., Account No. 98604 providing sufficient information like description, cusip, principal and interest with such wire transfer to identify the source and application of funds.

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank from which wire transfer was sent, shall be delivered or mailed to:

          AEGON USA Investment Management, Inc.
          Attn:  Michael Meese
          4333 Edgewood Road, N.E.
          Cedar Rapids, IA  52499-5112

3. All other communications with respect to the Note described above, which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          AEGON USA Investment Management, Inc.
          Attn:  Director of Private Placements
          4333 Edgewood Road, N.E.
          Cedar Rapids, IA  52499-5335
          Fax No.:  319-369-2666

4. All Notes purchased by the above shall be registered in the name of AUSA Life Insurance Company, Inc.

5.   Tax I.D. No. 36-6071399.

                                        EXHIBIT A - PURCHASERS

              GREAT AMERICAN LIFE INSURANCE COMPANY
                  $6,500,000 SENIOR NOTE NO. 8

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     ABA No. 02000018
     Bk of NYC/CTR/BBK
     I0C 556- P&I
     Great American Life Insurance Company 141001
     Attention:  Alex DeBorjia
     Reference:  Medical Resources, Inc. 7.77%, 2005

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank from which wire transfer was sent, shall be delivered or mailed to:

     Bank of New York
     One Wall Street, 14th Floor
     New York, New York  10286
     Attention:  Alex DeBorjia

     With a copy to:

     Great American Life Insurance Company
     c/o American Money Management Corporation
     One East Fourth Street
     Cincinnati, Ohio  45202

3. All other communications with respect to the Note described above, which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

     Great American Life Insurance Company
     c/o American Money Management Corporation
     One East Fourth Street, 3rd Floor
     Cincinnati, Ohio  45202
     Attention:  Bill Effler, Senior Vice President

4. All Notes purchased by the above shall be registered in the name of Hare & Co.

5.   Tax I.D. Nos.:  Great American Life Insurance Company:  13-
1935920
               Hare & Co.:  13-6062916

                                        EXHIBIT A - PURCHASERS

               GREAT NORTHERN INSURED ANNUITY CORPORATION
                  $5,000,000 SENIOR NOTE NO. 9

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

     Bankers Trust Company
     16 Wall Street
     New York, New York  10015
     ABA 021001033
     Attention:  99-911-145
     Account No.:  97835
     Reference:  Medical Resources, Inc. 7.77% due 2005
                     PPN:  584670* AB O
          [Identify principal or interest]


2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank from which wire transfer was sent, shall be delivered or mailed to:

     Great Northern Insured Annuity Corporation
     c/o GNA Corporation
     Two Union Square, 601 Union Street
     Seattle, Washington  98101
     Attention:  Investment Accounting, 14th Floor
     Telephone:     206-516-2871
     Fax:           206-516-4740

3. All other communications with respect to the Note described above, which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

     Great Northern Insured Annuity Corporation
     c/o GNA Corporation
     Two Union Square, 601 Union Street
     Seattle, WA  98101
     Attention:  Investment Department, Glen Vanic
     Telephone:     206-516-4591
     Fax:      206-516-4863

4. All Notes purchased by the above shall be registered in the name of SALKELD & CO.

5.   Tax I.D. No. 91-1127115.

                                        EXHIBIT A - PURCHASERS

               COVA FINANCIAL SERVICES LIFE INSURANCE COMPANY
                  $5,000,000 SENIOR NOTE NO. 10

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          NORTHERN CHGO/Trust
          ABA #071000152
          Credit wire account #51860410000
          Account 26-02881/COVA Financial
          Services Life Insurance Company

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank from which wire transfer was sent, shall be delivered or mailed to:

          General American Life Insurance Company
          Attention: Investment Accounting
          P.O. Box 418
          St. Louis, MO  63166

          and

          COVA Financial Services Life Insurance Co.
          c/o The Northern Trust Company
          P.O. Box 92996
          Chicago, IL  60675

3. All notices with respect to prepayments, both scheduled and unscheduled, whether partial or in full, and notice of maturity shall be delivered or mailed to:

          General American Life Insurance Company
          Attention: Investment Accounting
          P.O. Box 418
          St. Louis, MO  63166

          and

          COVA Financial Services Life Insurance Co.
          c/o The Northern Trust Company
          P.O. Box 92996
          Chicago, IL  60675

4. All other communications which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          General American Life Insurance Company
          Attention: Securities Division
          P.O. Box 396
          St. Louis, MO  63166

          and

          COVA Financial Life Insurance Co.
          c/o The Northern Trust Company
          P.O. Box 92996
          Chicago, IL  60675

5. All Notes purchased by the above shall be registered in the name of COVA Financial Services Life Insurance Company.

6.   Tax I.D. No. 43-1236042.

                                        EXHIBIT A - PURCHASERS

               AMERICAN BANKERS INSURANCE COMPANY OF FLORIDA
                  $3,000,000 SENIOR NOTE NO. 11

1. All payments on account of the Notes described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds for credit, not later than 12 noon, Boston time, to:

          American Bankers Insurance Company
          Chase Manhattan Bank
          ABA # 021000021
          Account:  144056388
          Attn:  Investment Department

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank from which wire transfer was sent, shall be delivered or mailed to:

          American Bankers Insurance Group
          Attn:  Investment Department
          P. O. Box 979004
          Miami, FL  33197-9004

3. All other communications with respect to the Note described above, which shall include, but not be limited to, financial statements and certificates of compliance with financial covenants, shall be delivered or mailed to:

          American Bankers Insurance Group
          Attn:  Investment Department
          P. O. Box 979004
          Miami, FL  33197-9004

4. All Notes purchased by the above shall be registered in the name of American Bankers Insurance Company of Florida.

5.   Tax I.D. No. 59-0593886.

                                        EXHIBIT A - PURCHASERS

               PIERCE NATIONAL LIFE INSURANCE COMPANY
                  $3,000,000 SENIOR NOTE NO. 12

1. All payments on account of the Note described above or other obligations in accordance with the provisions thereof shall be made by bank wire transfer of immediately available funds, identifying the full name and private placement number of the Notes and providing sufficient information to identify the source of the transfer, and the name of interest and/or principal, Make Whole Amount, if any, and any special payment to:

          The Bank of New York
          BNF IOC 566
          ABA #021000018
          Attn: P&I Dept.
          Acct. Name:
          Account No. 288431

2. Contemporaneous with the above wire transfer, advice setting forth (1) the full name, interest rate and maturity date of the Note or other obligations; (2) allocation of payment between principal and interest and any special payment; and (3) name and address of bank from which wire transfer was sent, shall be delivered or mailed to:

          Liberty Investment Group
          Post Office Box 789
          Greenville, South Carolina 29602
          Attention: Barbara Stegall

          and

          Liberty Capital Advisors
          Post Office Box 789
          Greenville, South Carolina  29602
          Attention: Pat Holbert

3. All other communications with respect to the Note described above shall be delivered or mailed to:

          Pierre National Life Insurance Company
          c/o Liberty Capital Advisors
          Post Office Box 789
          Greenville, South Carolina  29062
          Attention: Pete Dodd

4. All Notes purchased by the above shall be registered in the name of HARE & CO.

5.   Tax I.D. No. 95-0862040.

                                             EXHIBIT B


     THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR QUALIFIED UNDER STATE SECURITIES LAWS AND MAY NOT BE TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT (A) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT, AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, OR (B) IF SUCH TRANSFER, SALE, ASSIGNMENT, PLEDGE, HYPOTHECATION OR OTHER DISPOSITION IS EXEMPT FROM THE PROVISIONS OF SECTION 5 OF THE ACT AND THE RULES AND REGULATIONS IN EFFECT THEREUNDER AND ANY APPLICABLE STATE SECURITIES LAWS.



                     MEDICAL RESOURCES, INC.

                        7.77% Senior Note
                     due February    , 2005

PPN 58467* AB O
No.                                     February    , 1997
$

     FOR VALUE RECEIVED, the undersigned, Medical Resources, Inc., a Delaware corporation (the "Company") hereby promises to
pay to                                         , or its
registered assigns (the "Holder"), the principal sum of
                      Dollars ($            ), with interest
(computed on the basis of a 360-day year of twelve 30-day months) on the principal amount from time to time unpaid and not yet due at the rate of 7.77% per annum from the date hereof and due and
payable semi-annually in arrears on each February        and
August       of each calendar year, beginning August   , 1997.
Installments of principal, each in an amount equal to  ($
 ), shall be due and payable on each February       of each
calendar year commencing February    , 2001 through February
, 2005. All unpaid principal and interest hereon shall be due and
payable in any event on February   , 2005.  Any overdue
principal, overdue Make Whole Amount and, to the extent permitted by applicable law, overdue interest, shall bear interest at the rate of 9.77% per annum, whether overdue by acceleration or otherwise.

     This note (this "Note") is one of the 7.77% Senior Notes
issued by the Company (the "Notes") pursuant to, and is subject
to, a Note Purchase Agreement dated as of February    , 1997
between the Company and John Hancock Mutual Life Insurance
Company, John Hancock Life Insurance Company of America, John
Hancock Variable Life Insurance Company, Mellon Bank, N.A., as

Trustee under the Long-Term Investment Trust, Life Investors Insurance Company of America, AUSA Life Insurance Company, Inc., Great American Life Insurance Company, COVA Financial Life Insurance Company, Great Northern Insured Annuity Corporation, American Bankers Insurance Company of Florida and Pierce National Life Insurance Company, as amended from time to time (the
"Agreement").   Capitalized terms used in this Note and not
defined herein have the meanings given therefor in the Agreement. The Holder is entitled, equally and ratably with the other holders of the Notes issued by the Company pursuant to the Agreement, to the benefits of the Agreement.

     All dollar amounts in this Note refer to United States dollars. Payments of principal, Make Whole Amount and interest are to be made at the place and in the manner specified by the Purchaser of this Note in Exhibit A to the Agreement or at such other place or manner as the Holder shall designate to the Company in writing in accordance with the Agreement, in lawful money of the United States of America. If any payment of principal, Make Whole Amount or interest on or in respect of this Note becomes due and payable on any day which is not a Business Day, the payment shall be due and payable on the next succeeding Business Day.

     This Note is a registered note and, as provided in the Agreement, upon surrender of this Note for registration of transfer in accordance with the Agreement, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this
Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     This Note may be declared or may otherwise become due and payable prior to its expressed maturity in the events, on the terms, with the Make Whole Amount and in the manner and amounts as provided in the Agreement.

     This Note is not subject to prepayment or redemption at the option of the Company prior to its expressed maturity except on the terms, with the Make Whole Amount and in the manner and amounts as provided in the Agreement.

     The Company and every maker, endorser and guarantor hereof or of the debt evidenced by this Note waive presentment, demand, notice protest, and all other demands, notices of intention to accelerate the maturity of this Note and notice of acceleration and all other notices (other than notices expressly required by the Agreement) and suretyship defenses generally, in connection with the delivery, acceptance, performance, default or enforcement of or under this Note.

     THIS NOTE IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).



WITNESS:                      COMPANY:

                              MEDICAL RESOURCES, INC.

---------------------

                              By:----------------------------
                                 Title:

                                             EXHIBIT C

                  COVERAGE OF OPINION LETTER OF
                         COMPANY COUNSEL

1.   The opinion is to be addressed to each Purchaser.

2. The opinion rendered is to be subject only to customary qualifications and those otherwise acceptable to the Purchasers and Special Counsel.

3. To the extent any portion of the opinion is given in reliance on local counsel, the following language is to be used:

     "The opinions set forth in paragraphs     below, to the
extent that               law applies, are based solely on
reliance on the opinion of                      , dated the date
hereof, an executed copy of which, addressed to you, is being delivered to you simultaneously herewith. We have reviewed the
opinion of            and advise you that such opinion is
satisfactory in form and scope to us and we believe that you and we are justified in relying on such opinion.

4.   The opinion is to cover the following substantive matters:


     (a). That (i) the Company and each Restricted Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation with all requisite power and authority under such laws and under its charter to own and operate its properties and to conduct its business as currently conducted; (ii) the Company has all requisite power and authority to execute and deliver, and to perform its obligations under, the Transaction Documents to which it is a party and to issue and deliver the Notes under the Agreement; and (iii) each Restricted Subsidiary has all requisite power and authority to execute and deliver, and to perform its obligations under the Restricted Subsidiary Guaranty to which it is a party.

     (b). That (i) the Company and each Restricted Subsidiary is duly qualified and in good standing as a foreign corporation in all jurisdictions in addition to that of its incorporation in which it is required by law so to qualify, except jurisdictions wherein the failure so to qualify would not, individually or in the aggregate, have a Material Adverse Effect and (ii) the Company and each Restricted Subsidiary possesses all governmental licenses, permits, approvals and other authorizations required for the conduct of its business as currently conducted.

     (c). That (i) the execution, delivery and performance of each of the Transaction Documents and the issue of the Notes under the Agreement have been duly authorized by all requisite corporate action on the part of the Company and (ii) each of the Transaction Documents has been duly executed and delivered by the duly authorized officers of the Company and each constitutes its valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and the obligations of debtors, and by equitable principles of general application (regardless of whether such equitable principles are considered in an action at law or in equity).

     (d). That (i) the execution, delivery and performance of each Restricted Subsidiary Guaranty has been duly authorized by all requisite corporate action on the part of the Restricted Subsidiary a party thereto and (ii) each Restricted Subsidiary Guaranty has been duly executed and delivered by the duly authorized officers of the Restricted Subsidiary a party thereto and each constitutes such Restricted Subsidiary's valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application affecting the rights and remedies of creditors and the obligations of debtors, and by equitable principles of general application (regardless of whether such equitable principles are considered in an action at law or in equity).

     (e). That to counsel's knowledge after due inquiry, (i) there are no judgments presently outstanding and unsatisfied against the Company or any Restricted Subsidiary, and (ii) no action, suit, investigation or proceeding is pending or threatened against the Company or any Restricted Subsidiary or any of their properties, which if adversely determined would reasonably be expected to have a Material Adverse Effect.

     (f). That (i) the execution, delivery or performance of each of the Transaction Documents by the Company, the offer and issue of the Notes by the Company under the Agreement, the compliance by the Members with the terms of the Agreement and the execution, delivery and performance by each Restricted Subsidiary of the Restricted Subsidiary Guaranty to which it is a party will not result in (a) any breach of any of the terms, conditions or provisions of, or conflict with or constitute a default in, or result in the creation of any lien, charge or encumbrance upon any properties or assets of (x) the Company or any Restricted Subsidiary, to counsel's knowledge after due inquiry, under any contract, agreement, indenture, mortgage, deed of trust or other instrument or (y) the Company's or any Restricted Subsidiary's charter or by-laws and (ii) neither the Company nor any Restricted Subsidiary is now in violation of (x) its charter or bylaws or (y) any such contract, agreement, indenture, mortgage, deed of trust or other instrument, where such default does, or is reasonably expected to have in the future, a Material Adverse Effect.

     (g). That no consent, approval or authorization of, or declaration or filing with, or notice to, any governmental agency, authority, commission or council or any Person which is a party to any contract, agreement, lease, indenture, mortgage, deed of trust or instrument to which the Company or any Restricted Subsidiary is a party or by which the Company or any Restricted Subsidiary or the Company or any Restricted Subsidiary's assets are bound, or pursuant to the charter or by-laws of the Company or any Restricted Subsidiary (other than the approval of the board of directors of the Company or such Restricted Subsidiary, which has been obtained), is or was required in connection with the valid execution, delivery and performance of each of the Transaction Documents by the Company, the offer and issue of the Notes under the Agreement and compliance by the Members with the terms of the Agreement and the execution, delivery and performance by each Restricted Subsidiary of the Restricted Subsidiary Guaranty to which it is a party.

     (h). That the execution, delivery and performance of each of the Transaction Documents by the Company, the offer and issue of the Notes under the Agreement, the compliance by the Members with the terms of the Agreement and the execution, delivery and performance by each Restricted Subsidiary of the Restricted Subsidiary Guaranty to which it is a party, will not violate any laws, rules, regulations, orders, writs, injunctions, judgments or decrees, or any administrative orders applicable to the Company or any Restricted Subsidiary.

     (i). That none of the Company and its Restricted
Subsidiaries is subject to Regulation under the Investment
Company Act of 1940, the Public Utility Holding Company Act, the
Interstate Commerce Act or the Federal Power Act.

     (j). That the offer, issue and sale of the Notes by the Company under the Agreement constitute transactions exempt from the registration provisions of the Securities Act of 1933, as now in effect, and neither the registration thereunder of the Notes nor the qualification of the Agreement or an indenture under the Trust Indenture Act of 1939, as now in effect, is required.

     (k). That the offer, issue and sale of the Notes under the Agreement do not violate Regulations G, T, U or X of the Board of Governors of the Federal Reserve System, and it is not necessary for the Purchasers to obtain a statement in conformity with the requirements of Federal Reserve Form G-3 under Regulation G in connection with the issue and sale of the Notes.

     (l). That neither the execution and delivery of any Transaction Document nor the issue of the Notes under the Agreement will constitute a transaction which is subject to the prohibitions of Section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975 of the Code.

     (m). That the choice of the law of the State of New York to govern the Transaction Documents and the submission by the Company and the Restricted Subsidiaries to the jurisdiction of the courts of the State of New York will be given effect by the courts of the state of organization of the Company and each Restricted Subsidiary and the principal place of business of the Company and each Restricted Subsidiary.

                                             EXHIBIT D
                     MEDICAL RESOURCES, INC.

                      Officers' Certificate

     We, the undersigned, officers of Medical Resources, Inc., a corporation (the "Company"), DO HEREBY
CERTIFY to John Hancock Mutual Life Insurance Company, John Hancock Life Insurance Company of America, John Hancock Variable Life Insurance Company, Mellon Bank, N.A., as Trustee under the Long-Term Investment Trust, AUSA Life Insurance Company, Inc., Life Investors Insurance Company of America, Great American Life Insurance Company, Great Northern Insured Annuity Corporation, COVA Financial Services Life Insurance Company, American Bankers Life Insurance Company of Florida and Pierce National Life Insurance Company (the "Purchasers"):

     1.   This Certificate is furnished pursuant to paragraph
3C(1) of the Note Purchase Agreement dated as of February     ,
1997 between the Company and the Purchasers (the "Note Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meaning set forth in the Note Agreement.

     2. No proceedings looking toward the merger, consolidation, sale of all or substantially all of the assets and business, or liquidation or dissolution of the Company or any of its Subsidiaries have been taken or are pending, nor have the directors or the shareholders of the Company or any of its Subsidiaries authorized any such actions to be instituted.

     3. On the date hereof, the representations and warranties contained in paragraph 8 of the Note Agreement are true and correct on and as of the date hereof, both immediately prior and after giving effect to the consummation of the transactions contemplated by the Transaction Documents; no Default or Event of Default exists as of the date hereof, both immediately prior and after giving effect to the consummation of the transactions contemplated by the Transaction Documents; and each Member has performed and complied with all agreements and covenants contained in any Transaction Document required to be performed or complied with by it on or prior to the Closing.

     4. The Company has not, since September 30, 1996, entered into any transaction that would have been prohibited by paragraphs 6B or 6C(5) of the Note Agreement had such paragraphs been in effect since such date.

     IN WITNESS WHEREOF, we have set our respective hands as of
this      day of February, 1997.

Name:                                   Name:
Title:                                  Title:

                                                  EXHIBIT E

                     MEDICAL RESOURCES, INC.

                     Secretary's Certificate

     I, the undersigned, secretary of Medical Resources, Inc., a Delaware corporation (the "Company"), DO HEREBY CERTIFY to John Hancock Mutual Life Insurance Company, John Hancock Life Insurance Company of America, John Hancock Variable Life Insurance Company, Melon Bank, N.A., as Trustee under the Long-Term Investment Trust, AUSA Life Insurance Company, Inc., Life Investors Insurance Company of America, Great American Life Insurance Company, Great Northern Insured Annuity Corporation, Cova Financial Services Life Insurance Company, American Bankers Insurance Company of Florida, and Pierce National Life Insurance Company (the "Purchasers"):

1.   This Certificate is furnished pursuant to paragraph 3C(2) of
the Note Purchase Agreement dated as of February   , 1997 between
the Company and the Purchasers (the "Note Agreement"). Unless otherwise defined herein, capitalized terms used herein have the meaning set forth in the Note Agreement.

2. Attached as Exhibit A is a true, correct and complete copy of the Certificate of Incorporation of the Company and each Material Restricted Subsidiary, together with all amendments thereto, which Certificate of Incorporation is in full force and effect on the date hereof.

3. Attached as Exhibit B is a true, correct and complete copy of the By-Laws of the Company and each Material Restricted
Subsidiary, as in effect on the date hereof.

4. Attached as Exhibit C is a true, correct and complete copy of the resolutions by the Board of Directors of the Company authorizing the execution, delivery and performance by it of each of the Transaction Documents to which it is a party, and the issuance of the Notes pursuant to the Transaction Documents, and by the Board of Directors of each Restricted Subsidiary authorizing the execution, delivery and performance by it of each Transaction Document to which it is a party, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

5. The following persons named below are the duly appointed, qualified and acting officers of the Company, holding the respective offices set forth opposite their names, who have been duly authorized to execute and deliver on behalf of the Company the Transaction Documents to which it is a party and the signatures set forth opposite their names are their genuine signatures.

     Name                Office                 Signature

----------------         ----------------    -------------------
----------------         ----------------    -------------------


     IN WITNESS WHEREOF, I have set my hand as of this    day of
February, 1997.


                              ---------------------------
                              Name:
                              Title:    Secretary


     The undersigned, in my capacity as President of the Company, DO HEREBY CERTIFY to the Purchasers that ------------------------ is the duly elected, qualified and acting Secretary of the Company and that the signature set forth above is his true and correct signature.



                              ----------------------------
                              Name:
                              Title:    President

                                                 EXHIBIT F

                RESTRICTED SUBSIDIARIES' GUARANTY

    THIS GUARANTY AGREEMENT (this "Agreement"), dated as of February 20, 1997, is by the Subsidiaries of Medical Resources, Inc., a Delaware corporation ("Medical Resources") from time to time a party hereto (each an "Obligor"), in favor of each Holder of the Notes (as defined below).

                            RECITAL:

    Medical Resources has entered into a Note Purchase Agreement of even date (the "Note Agreement") with the several institutional investors signatory thereto (each, a "Purchaser" and collectively, the "Purchasers"), pursuant to which Medical Resources has issued and sold to the Purchasers $52,000,000 in aggregate principal amount of its 7.77% Senior Notes due February 20, 2005 (the "Notes"). Each Obligor is a Restricted Subsidiary of Medical Resources as such term is defined in the Note Agreement.

    Medical Resources will apply the net proceeds from the issue and sale of the Notes as designated in Schedule 5J to the Note Agreement, and, consequently, the purchase of the Notes by the Purchasers will directly or indirectly inure to the benefit of each Obligor, is in each Obligor's best interest and in furtherance of each Obligor's business and is necessary and convenient to the conduct of such business.

    In order to induce the Purchasers to purchase the Notes from Medical Resources pursuant to the Note Agreement, and in consideration thereof, each Obligor has agreed to enter into this Agreement.

    NOW, THEREFORE, each Obligor agrees as follows:

    1.   DEFINED TERMS.

    Except for terms defined in this Agreement (whether below or elsewhere), capitalized terms which are used herein without definition, but which are defined in the Note Agreement, are used with the meanings ascribed to them in the Note Agreement. In addition, the following term has the following meaning:

    "Bankruptcy Code" means The Bankruptcy Reform Act of 1978 (11
U.S.C. Sections 101-1330), as amended or supplemented from time to time, and any successor statute, and any and all rules issued or promulgated in connection therewith.

    2. GUARANTY. Each Obligor unconditionally guaranties to the Holders the full and punctual payment and performance of all obligations, indebtedness or liabilities of any kind or character of Medical Resources to the Holders in respect of the Notes or under or in respect of the Transaction Documents, whether now existing or hereafter incurred or created, joint or several, direct or indirect, absolute or contingent, due or to become due, matured or unmatured, liquidated or unliquidated, arising by contract, operation of law or otherwise, including (a) all principal of and Make Whole Amount and interest (including any interest on the Notes which accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of Medical Resources or would have accrued but for the application of provisions of the Bankruptcy
Code); (b) all fees, costs, expenses (including attorney's fees and expenses) payable by Medical Resources under the Note Agreement or any other Transaction Document; and (c) any renewals, refinancings or extension of any of the foregoing (collectively, the "Obligations"), in each case when and at the place specified therefor. This guaranty by each Obligor is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance by Medical Resources of the Obligations and not of their collectibility only and is in no way conditioned upon any requirement that any Holder first attempt to collect any of the Obligations from Medical Resources or resort to any security or other means of obtaining payment of any of the Obligations which any Holder now has or may acquire after the date hereof, or upon any other contingency whatsoever, and the obligations of such Obligor hereunder shall not be subject to any counterclaim, setoff, recoupment or defense based upon any claim such Obligor may have against such Holder or any other Obligor or any Additional Obligor (defined in Section 4) or any other Holder. Upon any default by Medical Resources in the full and punctual payment and performance of the Obligations or any part thereof, each Obligor will promptly pay or cause to be paid to the Holders, ratably in accordance with the amount owed to each, the amount of such Obligations which is then due and payable without demand or notice of any nature, each of which are expressly waived by each Obligor. Payments by an Obligor hereunder may be required to be made on any number of occasions.


3. OBLIGOR'S FURTHER AGREEMENTS TO PAY. Each Obligor further agrees, as principal obligor and not as guarantor only, to pay to any Holder forthwith upon demand, in lawful currency of the United States of America and in funds immediately available to such Holder, all costs and expenses (including court costs and legal expenses) incurred or expended by such Holder in connection with the enforcement of this Agreement, together with interest on amounts recoverable under this Agreement from the time such amounts become due until payment at the interest rate then in effect under the Notes.

4.  FREEDOM TO DEAL WITH MEDICAL RESOURCES AND OTHER PARTIES.
The Holders shall be at liberty, without giving notice to or obtaining the assent of any Obligor and without relieving any Obligor of any liability hereunder, to deal with Medical Resources, with any other Obligor and with each other party who is now or after the date hereof becomes liable in any manner for the payment of the Obligations (an "Additional Obligor"), in such manner as any Holder in its sole discretion deems fit, and to this end each Obligor gives to each Holder full authority in its sole discretion to do any or all of the following things: a. vary the terms and grant extensions or renewals or waivers or other indulgences in respect of or consent to the amendment of any of the terms of the Obligations, vary, release, exchange or discharge, wholly or partially, or delay in or abstain from perfecting and enforcing any security or guaranty or other means of obtaining payment of any of the Obligations which any Holder now has or acquires after the date hereof, accept partial payments from Medical Resources, release or discharge wholly or partially, any other Obligor or any Additional Obligor, and compromise or make any settlement or other arrangement with Medical Resources, any other Obligor or any Additional Obligor.

5.  UNENFORCEABILITY OF OBLIGATIONS AGAINST MEDICAL RESOURCES.
If for any reason Medical Resources has no legal existence or is under no legal obligation to discharge any of the Obligations, or if any of the moneys payable on the Obligations have become irrecoverable from Medical Resources or any other Obligor or any Additional Obligor, by operation of law or for any other reason, this Agreement shall nevertheless be binding on each Obligor. This Guaranty shall be in addition to any other guaranty or other security for the Obligations, and it shall not be prejudiced or rendered unenforceable by the invalidity of any such other guaranty or security.

6. WAIVERS BY OBLIGOR. Each Obligor waives notice of acceptance hereof, notice of any action taken or omitted by any Holder in reliance hereon, and any requirement that any Holder be diligent or prompt in making demands hereunder, giving notice of any default by Medical Resources, or asserting any other right of a Holder hereunder. Each Obligor also irrevocably waives, to the fullest extent permitted by law, all defenses which at any time may be available in respect of its obligations under this Agreement whether by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect or otherwise.

7. NO CONTEST; SUBORDINATION. So long as any Obligations remain unpaid or undischarged, and notwithstanding any other provision of this Agreement, no Obligor will, by paying any sum hereunder (whether or not demanded by a Holder) or by any means or on any other ground, claim any setoff or counterclaim or contribution against Medical Resources, or, in proceedings under the Bankruptcy Code or insolvency proceedings, or of any nature, prove in competition with the Holders in respect of any payment or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Medical Resources, or the benefit of any other security for any obligation of Medical Resources which, now or hereafter, such Obligor may hold or in which it may have a share.

    Each Obligor hereby agrees with the Holders that all liabilities, obligations, and indebtedness now or hereafter owed by Medical Resources to such Obligor and that all security and mortgage interests which secure such liabilities, obligations, and indebtedness, and all rights, remedies, powers, privileges and discretions of such Obligor in and to any collateral security now or hereafter granted by Medical Resources to secure such liabilities, obligations, and indebtedness are and shall be subject and subordinate to the Obligations to the Holders and to the rights, remedies, powers, privileges and discretions of the Holders.

8. PREFERENCES; REVIVAL. The Holders shall have the continuing and exclusive right to apply or reverse and re-apply any and all payments to any portion of the Obligations. To the extent that any payment on or proceeds applied to the Obligations is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, to the extent of such payment or proceeds received, the obligations of the Obligors under this Agreement which would otherwise have been satisfied thereby shall be revived and continue in full force and effect as if such payment or proceeds had never been received. The provisions of this Section 8 shall survive the termination of this Agreement.

9. AMENDMENTS, WAIVERS, ETC. No provision of this Agreement can be changed, waived, discharged, or terminated except by an instrument in writing signed by the Required Holders expressly referring to the provision of this Agreement to which such instrument relates; and no such waiver shall extend to, affect or impair any right with respect to any obligation of an Obligor under this Agreement which is not expressly dealt with therein. No course of dealing or delay or omission on the part of any Holder in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. Notes directly or indirectly held by an Obligor, or any Subsidiary or Affiliate of an Obligor, shall not be deemed to be "outstanding" for purposes of determining whether any amendment or waiver has been effected in accordance with this Section 9, and no consent or waiver given by the Holder of such Notes shall be taken in consideration for any such purpose.

10. REPRESENTATIONS AND WARRANTIES. Each Obligor represents and warrants that:

    (a). Corporate Existence. Such Obligor is a corporation duly incorporated and validly existing under the laws of the jurisdiction of its incorporation with all requisite power and authority to enter into and perform this Agreement.

    (b). No Violation. The execution, delivery and performance of this Agreement will not contravene any provision of law, statute, rule or regulation to which such Obligor or any of its Subsidiaries is subject or any judgment, decree, franchise, order or permit applicable to such Obligor or any of its Subsidiaries, or will conflict or be inconsistent with or result in any breach of, any of the terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of such Obligor or any of its Subsidiaries pursuant to the terms of any contractual obligation of such Obligor or any of its Subsidiaries, or violate any provision of the corporate charter or by-laws of such Obligor or any of its Subsidiaries.

    (c). Corporate Authority and Power. The execution, delivery and performance of this Agreement is within the corporate powers of such Obligor and has been duly authorized by all necessary corporate action.

    (d). Enforceability. This Agreement constitutes a valid and binding obligation of such Obligor enforceable against such Obligor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and except as enforceability may be subject to general principles of equity, whether such principles are applied in a court of equity or at law.

    (e). Governmental Approvals. No order, permission, consent, approval, license, authorization, registration or validation of, or filing with, or exemption by, any Governmental Authority is required to authorize, or is required in connection with, the execution, delivery and performance of this Agreement by such Obligor, or the taking of any action contemplated hereby or thereby by such Obligor.

11. MISCELLANEOUS.

    (a). Termination, Etc. This Agreement shall continue in effect, and the obligations of the Obligors hereunder shall not terminate or be released, until each of the following shall have occurred: (i) the Holders have received, and been allowed to retain, payment in full, all amounts due on the Obligations, and
(ii) there shall have lapsed or been released by the passage of time or otherwise, any right of Medical Resources, any Obligor or any other Person to rescind, set aside or void any such payment for any reason.

    (b). Successors and Assigns. All covenants and other agree-ments herein by or on behalf of an Obligor shall bind its successors and assigns, whether so expressed or not, and all such covenants and agreements, and all other rights of the Holders shall inure to the benefit of their successors and assigns, provided no Obligor shall have any right to assign its obligations under this Agreement.

    (c). Descriptive Headings. The descriptive headings of the several paragraphs of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

    (d). Governing Law.  THIS AGREEMENT SHALL BE CONSTRUED AND
ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL
BE GOVERNED BY, THE LAW OF THE STATE OF NEW YORK (WITHOUT GIVING
EFFECT TO PRINCIPLES OF CONFLICTS OF LAW).

    (e). Consent to Jurisdiction and Service and Waiver of Trial by Jury. TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE
EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND
OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION
WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IR-
REVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH
OBLIGOR HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION
OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT
TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY
LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT
PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D)
SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH
COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH OBLIGOR HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF
ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY

CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE MEDICAL RESOURCES IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS PARAGRAPH 11E IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

    (f). Severability. If any provision of this Agreement shall be held or deemed to be, or shall in fact be, invalid, inoperative, illegal or unenforceable as applied to any particular case in any jurisdiction because of the conflicting of any provision with any constitution or statute or rule of public policy or for any other reason, such circumstance shall not have the effect of rendering the provision or provisions in question invalid, inoperative, illegal or unenforceable in any other jurisdiction or in any other case or circumstance or of rendering any other provision or provisions herein contained invalid, inoperative, illegal or unenforceable to the extent that such other provisions are not themselves actually in conflict with such constitution, statute or rule of public policy, but this Agreement shall be reformed and construed in any such jurisdiction or case as if such invalid, inoperative, illegal or unenforceable provision had never been contained herein and such provision reformed so that it would be valid, operative and enforceable to the maximum extent permitted in such jurisdiction or in such case.

    (g). Remedies Cumulative. The rights and remedies of the Holders herein provided or provided under any other agreement or instrument, or otherwise available, are cumulative, and are in addition to and not exclusive of, any rights and remedies provided by law.

    (h). Specific Performance. Each Obligor agrees that its obligations and the rights of the Holders hereunder may be enforced by specific performance hereof and thereof and by temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by any Holder that it would otherwise suffer irreparable harm, and each Obligor hereby consents to the issuance of such specific and injunctive relief.

    IN WITNESS WHEREOF, each Obligor has caused this Agreement to be executed under seal as of the date first above written.

                             DIAGNOSTIC IMAGING RESOURCES, INC.


                             By:
                                  Title:

                             NETWORK MANAGEMENT SERVICES, INC.


                             By:
                                  Title:

                             BROOKLYN RESOURCES, INC.

                             By:
                                  Title:

                             MRI-BROOKLYN L.P.
                               By:
                                            , General Partner

                               By:
                                  Title:

                             ESSEX-PASSAIC RESOURCES, INC.

                             By:
                                  Title:

                             EAST BERGEN RESOURCES, INC.

                             By:
                                  Title:

                             FORT MYERS RESOURCES, INC.

                             By:
                                  Title:

                             SOUTH HUDSON RESOURCES, INC.

                             By:
                                  Title:

                             CENTRAL FORT MYERS RESOURCES, INC.

                             By:
                                  Title:

                             COLLIER RESOURCES, INC.

                             By:
                                  Title:

                             MRI-SOUTH UMBERTON, INC.

                             By:
                                  Title:

                             CENTEREACH RESOURCES, INC.

                             By:
                                  Title:

                             NORTH BRONX RESOURCES, INC.

                             By:
                                  Title:

                             WEST ESSEX RESOURCES, INC.

                             By:
                                  Title:

                             WEST ESSEX SPEC RESOURCES, INC.

                             By:
                                  Title:

                             MRI-BBC, INC.


                             By:
                                  Title:

                             49TH STREET IMAGING ASSOC.

                               By:
                                       , General Partner

                                By:
                                       Title:

                             TAMPA BAY RESOURCES, INC.

                             By:
                                  Title:

                             HACKENSACK RESOURCES, INC.

                             By:
                                  Title:

                             SMITH GARDEN RESOURCES, INC.

                             By:
                                  Title:

                             NEWARK RESOURCES, INC.

                             By:
                                  Title:

                             CLEARWATER RESOURCES, INC.

                             By:
                                  Title:

                             DIAGNOSTIC IMAGING SERVICES OF
                             NEW YORK, INC.

                             By:
                                  Title:

                             MELBOURNE RESOURCES INC.

                             By:
                                  Title:


                             SAN CLEMENTE RESOURCES, INC.

                             By:
                                  Title:

                             LONG BEACH RESOURCES INC.

                             By:
                                  Title:

                             MRI SUB, INC.


                             By:
                                  Title:

                             C.D. ACQUISITION, INC.

                             By:
                                  Title:

                             OAK LAWN MAGNETIC RESONANCE
                             IMAGING CENTER, INC.

                             By:
                                  Title:

                             OAK LAWN IMAGING CENTER, INC.

                             By:
                                  Title:

                             MORGAN MEDICAL HOLDINGS INC.
                             By:
                                  Title:


                             DNI OF TEXAS, INC.

                             By:
                                  Title:

                             IMAGING NETWORKS, INC.

                             By:
                                  Title:

                             MORGAN MEDICAL CORP.

                             By:
                                  Title:

                                            EXHIBIT G


                 PLEDGE OF PARTNERSHIP INTERESTS


    This Pledge Agreement (this "Agreement"), dated February 20, 1997 is by and among the Subsidiaries of Medical Resources, Inc., a Delaware corporation ("Medical Resources") signatory hereto (each a "Pledgor") and John Hancock Mutual Life Insurance Company, John Hancock Variable Life Insurance Company, John Hancock Life Insurance Company of America, Mellon Bank, N.A., as Trustee under the Long-Term Investment Trust, AUSA Life Insurance Company, Inc., Life Investors Insurance Company of America, Great American Life Insurance Company, Great Northern Insured Annuity Corporation, American Bankers Insurance Company of Florida, COVA Financial Services Life Insurance Company and Pierce National Life Insurance Company (the "Purchasers").

                            RECITALS:


    Medical Resources and the Purchasers are parties to a Note Purchase Agreement dated as of February 20, 1997 (the "Note Agreement"), pursuant to which Medical Resources is selling to the Purchasers $52,000,000 in aggregate principal amount of its 7.77% Senior Notes due February 20, 2005 (the "Notes").

    Pursuant to a Restricted Subsidiaries' Guaranty of even date
(the "Guaranty"), each of the Pledgors has guaranteed all of the obligations of Medical Resources under and in respect of the Note
Agreement and under the Notes.

    In order to induce the Purchasers to purchase the Notes from Medical Resources, the Pledgors have also agreed to enter into this Agreement.

    NOW, THEREFORE, the parties agree as follows:

SECTION 1.    Definitions

    Except for terms defined in this Agreement (whether below or elsewhere), capitalized terms which are used herein without definition, but which are defined in the Note Agreement, are used herein with the meanings ascribed to them in the Note Agreement. In addition, the following terms shall have the following meanings:

    "Event of Default" means the occurrence of any one of the following events: (i) any Pledgor (A) shall fail to observe or perform any covenant or agreement of such Pledgor contained in this Agreement or the Restricted Subsidiaries' Guaranty and such failure shall not be remedied within 30 days after the earlier of

(1) a Senior Officer first obtains knowledge of such failure or
(2) such Pledgor receives written notice of such failure from any Holder; or (ii) any Event of Default under the Note Agreement shall occur.

     "Obligations" means the "Obligations" as defined in the Guaranty as well as all other obligations of the Pledgors under the Guaranty and this Agreement.

    "Partnership Agreements" means the agreements of limited partnership of the Limited Partnership Restricted Subsidiaries as amended through the date hereof.

    "UCC" means the Uniform Commercial Code in effect on the date hereof in the State of New York; provided that if by reason of law, the perfection or effect of perfection or non-perfection of the Security Interests in any Collateral is governed by the Uniform Commercial Code in effect in a jurisdiction other than the State of New York, "UCC" means the Uniform Commercial Code in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.

SECTION 2.    Pledge.

    Each Pledgor hereby pledges, grants a security interest in, mortgages, assigns, transfers, delivers, sets over and confirms unto the Holders all of the right, title and interest of the Pledgor in and to all of the following property now owned or existing or at any time hereafter arising or acquired by the Pledgor or in which such Pledgor now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"), as security for the full and prompt payment and performance of all of the Obligations: (i) all of the Pledgor's right, title and interest as a general partner and as a limited partner in each of the Limited Partnership Restricted Subsidiaries and all of the Pledgor's right, title and interest under each of the Partnership Agreements; (ii) all of the Pledgor's interest, whether as a general or a limited partner, in the profits and losses of each Limited Partnership Restricted Subsidiary; (iii) any and all distributions of any nature whatsoever by any Limited Partnership Restricted Subsidiary to the Pledgor and all proceeds thereof; and (iv) all rights appurtenant to any of the items described in the foregoing clauses (i) through (iii), including, without limitation, any voting rights.

    Each Pledgor shall, upon request of any Holder, promptly make, execute and deliver to the Holders such financing statements, instruments, documents and certificates, and perform such other and further acts and assurances, as such Holder may request to perfect, to maintain the priority of, or from time to time to renew, such security interests, to confirm or more fully perfect the rights granted hereby, or in any way to assure to the Holders all their rights hereunder. The Pledgors shall pay the costs of all filings and recordings in public offices or records, and shall, upon request of the Required Holders, make, execute and deliver such other and further instruments, and take such other and further actions, as the Required Holders may deem necessary or appropriate to enable the Holders to realize upon the Collateral, to exercise fully their rights hereunder, and to ratify and confirm any sale hereunder. No Holder shall have any duty or liability with respect to the Collateral other than to use reasonable care in the custody of any certificate representing the Collateral while in its possession, and shall not be liable for any failure to take action necessary to preserve rights against prior parties on any instrument constituting Collateral.

    If a Pledgor shall fail to comply with any written request pursuant to this Section 2 within 20 days after such request is made, the Required Holders or their designee may make, execute, record, file, re-record or refile any and all such amendments, assignments, instruments, certificates and documents for and in the name of such Pledgor, and each Pledgor hereby appoints the Required Holders and any such designee as its attorney-in-fact, with full power of substitution, to take such actions (on such Pledgor's behalf and in its name) as the Required Holders may reasonably request in order to effectuate the intent of this
Section 2. The power of attorney conferred on the Required Holders pursuant to the provisions of this Section 2, being coupled with an interest, shall be irrevocable until all of the Obligations are fully and indefeasibly paid and performed.

SECTION 3.    No Assignee Liability re: Partnership;
Indemnification.

    The pledge and security interest granted hereby is for security purposes only, and no Holder shall, either by virtue hereof or by the retention of partnership distributions to which a Pledgor would otherwise be entitled, or by virtue of its receipt of distributions from a Limited Partnership Restricted Subsidiary, or by the exercise of any of its rights hereunder, be deemed to be a partner of any Limited Partnership Restricted Subsidiary or to have any liability for the debts, obligations or liabilities of any Limited Partnership Restricted Subsidiary, the Pledgors or any other participant in any Limited Partnership Restricted Subsidiary or to have any obligation to make capital contributions to any Limited Partnership Restricted Subsidiary.

    Each Pledgor agrees to indemnify and hold harmless each Holder from and against any and all liability, loss or damage which it may suffer or incur and which arises out of or results from:

         (a). a Pledgor being a general partner of a Limited
Partnership Restricted Subsidiary or acting in such capacity;

         (b). this Agreement or any Holder's receipt of partnership distributions or the good faith exercise by the Required Holders or any Holder of any rights or powers hereunder;
and

         (c). any claimed or any alleged obligation, liability or duty on the part of a Holder to perform or discharge any of the obligations of any of the Pledgors or any agreement or document obligating or binding, or purporting to obligate or bind, any Limited Partnership Restricted Subsidiary or any partner thereof, or any liability or obligation of any Limited Partnership Restricted Subsidiary;

together, in each instance, with all costs and expenses (including, without limitation, court costs and reasonable attorneys' fees) paid or incurred in connection therewith. Notwithstanding the foregoing, no Pledgor shall be obligated to indemnify a Holder hereunder for any liability, loss or damage which a Holder may suffer or incur as a result of its own gross negligence or willful misconduct. A Pledgor shall reimburse each Holder upon demand for the full amount of any indemnity to which such Holder may be entitled hereunder, and the full amount of each Pledgor's indemnity obligation shall be considered to be an Obligation and shall be secured hereby.

SECTION 4.    Certificates.

    If at any time any of the Collateral shall be represented by one or more certificates or any documents which are instruments or certificated securities (as defined in the UCC), then the Pledgors shall promptly deliver or cause to be delivered the same to an agent designated by the Required Holders, accompanied by transfer powers endorsed in blank respecting such certificates or documents, duly executed, with signatures guaranteed and proper evidence of due authority to deliver such instruments and endorse such powers.

SECTION 5.    Representations and Warranties.

    Each Pledgor represents and warrants (which representations and warranties shall continue to be true and correct at all times during the term of this Agreement with the same force and effect as though made on a continuing basis and not merely as of the date hereof) that:

         (a). Such Pledgor is a corporation duly organized, validly existing and in good standing under the laws of its incorporation with the corporate power and authority to enter into this Agreement and to carry out its obligations hereunder and to act as a general or limited partner in each Limited Partnership Restricted Subsidiary in which it holds a partnership interest.

         (b). Each Limited Partnership Restricted Subsidiary is duly formed and validly existing under the laws of its organization and each Partnership Agreement is in full force and effect.

         (c). The interests of such Pledgor in any Limited
Partnership Restricted Subsidiary is not currently represented or evidenced by any form of certificate or other document which is an instrument or a certificated security (as defined in the UCC).

         (d). The Collateral is not subject to any restriction which would prohibit or restrict the granting of the security interest and pledge granted pursuant hereto, or any restriction which would prohibit or restrict the sale or other disposition of the Collateral upon an Event of Default except for consent requirements set forth in each Partnership Agreement for any Holder to become a substitute General Partner or substitute Limited Partner upon exercise of the rights and remedies granted in this Agreement

         (e). Attached hereto as Exhibit A is a true and correct list of the percentage ownership interest (identified by general and limited partnership interest) in each Limited Partnership Restricted Subsidiary held by each Pledgor as of the date of this Agreement as well as the aggregate number of other limited partners in each Limited Partnership Restricted Subsidiary. True and complete copies of each of the Partnership Agreements have been delivered to the Purchasers.

         (f). The chief executive office of such Pledgor is as set forth in Exhibit B. All books and records of such Pledgor relating to the Collateral are located at that address.

         (g). This Agreement (together with the filing of Uniform Commercial Code Financing Statements in the locations set forth in Exhibit B for such Pledgor) creates a duly perfected first and prior security interest in the Collateral under Article 8 of the UCC, to the extent the Collateral consists of uncertificated securities, and otherwise under Article 9 of the UCC, in the Holders' favor; and no financing statement, notice, mortgage or security agreement in favor of any other Person covering any of the Collateral is on file in any public office.

         (h). This Agreement represents the legal, valid and binding obligations of such Pledgor, enforceable against such Pledgor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (i). The execution and delivery of this Agreement, and the performance of this Agreement and the enforcement of the security interest and pledge granted hereby, will not result in any violation of or be in conflict with or constitute a default under any term of any agreement or instrument, or any judgment, decree, order, law, statute, rule or governmental regulation applicable to such Pledgor or the Collateral, or result in the creation of any mortgage, lien, charge or encumbrance upon the Collateral or any other of the properties or assets of such Pledgor (except pursuant hereto).

         (j). Such Pledgor is the sole record and beneficial owner of the Collateral relating to its partnership interests in the Limited Partnership Restricted Subsidiaries, and neither the Collateral nor the proceeds thereof are subject to any pledge, lien, security interest, charge or encumbrance except the lien created pursuant to this Agreement.

SECTION 6.    Covenants.

    Each Pledgor covenants and agrees that until such time as the Obligations have been fully paid and performed:

         (a). such Pledgor will not (except as otherwise expressly permitted by the Note Agreement) sell, assign, exchange, convey, alienate, gift, devise or otherwise transfer any of the Collateral or any of the Pledgor's rights therein, directly or indirectly, whether voluntarily or by operation of law, nor will such Pledgor create or suffer to exist any lien, security interest or other charge or encumbrance against, in or with respect to any of the Collateral, directly or indirectly, whether voluntarily or by operation of law, except for the pledge hereunder and the security interest created hereby;

         (b). such Pledgor will warrant and defend the title to the Collateral and the pledge and security interest created by this Agreement against the claims of all Persons;

         (c). such Pledgor will pay or cause to be paid, when due, all taxes and any other charges which may form the basis of a lien or claim upon or in connection with the Collateral or any interest therein;

         (d). without limiting the covenants set forth above in clause (a) of this Section 6, such Pledgor will provide written notice to the Holders of all encumbrances of any kind or nature hereafter placed on the Collateral, such notice to be delivered to the Holders within five (5) days of the occurrence of any such encumbrance;

         (e). such Pledgor will not move its chief executive office from the address set forth in Exhibit B, nor will it move any of its books and records relating to the Collateral from such address, nor will it change its corporate name or corporate structure, without, in each case, giving the Holders not less than 30 days' prior written notice of each such event and providing to the Holders all such documentation as any Holder may reasonably request in order to protect, confirm and/or perfect the pledge and the security interest created by this Agreement;

         (f). none of the Collateral will become represented by any instrument or certificated security without the prior consent of the Required Holders;

         (g). such Pledgor shall not enter into any amendment to any Partnership Agreement without the prior written consent of the Required Holders; and

         (h). such Pledgor shall remain liable for the performance of all of its obligations under each Partnership
Agreement.

SECTION 7.    Events of Default.

         (a). If an Event of Default shall have occurred, and whether or not any Holder or the Required Holders shall have declared any of the Obligations to be immediately due and payable as provided in the Note Agreement, then and in such event:

              (i) The Required Holders may, at their election, direct each Limited Partnership Restricted Subsidiary to pay all distributions on the Collateral to the Holders to be applied to the Obligations in accordance with the Note Agreement; and

              (ii) The Required Holders may take possession of the Collateral for the benefit of the Holders and may exclude the Pledgors, and all persons claiming by, through or under a Pledgor, from possession thereof, and may assign the Collateral to a nominee or a third party (it being understood that, in connection therewith, the Required Holders or any third party assignee or nominee designated by the Required Holders shall have the right (but not the obligation) to exercise, in the name of the Holders, the Holders' rights and powers as a partner of such Limited Partnership Restricted Subsidiary); and

              (iii) The Holders shall have all rights and remedies of a secured party available under the UCC and any other rights and remedies available under this Agreement or at law or in equity.

         (b). In addition to (but in no way limiting) the foregoing remedies, in the event of the taking possession of the Collateral, a Holder or any third party assignee or nominee of such Holder, shall have the right (but in no event shall any Holder be obligated) to become a partner in each Limited Partnership Restricted Subsidiary, subject to the applicable provisions of the UCC and the relevant Partnership Agreement.


         (c). More specifically, but in no way in limitation of the rights and remedies of any Holder, the Required Holders may, for the benefit of the Holders, upon ten (10) days' notice (which notice shall be deemed to satisfy any requirement of reasonable notification) to the Pledgors of the time, place and circumstances of sale, and without liability for any diminution in price which may have occurred, sell or otherwise dispose of all or any part of the Collateral. Such sale or other disposition may be by public or private proceedings and may be made by way of one or more contracts, as a unit or in portions, at such time and place, by such method, and in such manner and on such terms, as the Required Holders may determine. At any public sale, any Holder shall be free to purchase all or any part of the Collateral. The Pledgors recognize that the fact that the Collateral is not registered under the Securities Act of 1933 and is unlikely to be registered in the future may necessitate a private sale, which is likely to result in a lower price than would a public sale, and hereby consent to such a private sale and agree that the same is commercially reasonable.

         (d). The proceeds of any sale or other disposition of or collection of or other realization upon all or any part of the Collateral (together with any cash held as Collateral hereunder), shall be applied in the following order of priority:

                   first, to pay the costs and expenses of
collection, custody, sale or other disposition or delivery (including, without limitation, reasonable legal costs and attorneys' fees) and all other charges incurred by any Holder with respect to the Collateral;

                   second, to the payment of the Obligations with payments being made to the Holders in accordance with the Note
Agreement; and

                   third, to pay any surplus to the Pledgors or to any person or party lawfully entitled thereto, or as a court of competent jurisdiction may direct.

         (e). A receipt given by the Required Holders for the purchase money paid at any sale shall be a sufficient discharge therefor to any purchaser of all or any part of the Collateral sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof, or in any manner be answerable for any loss, misapplication or nonapplication of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale. If so requested by the Required Holders, the Pledgor shall ratify and confirm any sale or sales by executing and delivering to the Required Holders or to such purchaser or purchasers all such instruments as may be reasonably requested by the Required Holders for such purpose.

         (f). The Pledgors agree that the Pledgors' obligations and the rights of the Holders and the Required Holders under the Obligations may be enforced by specific performance thereof and temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof that the Holders would otherwise suffer irreparable harm, and the Pledgors hereby consent to the issuance of such specific injunctive relief.

         (g). In aid of the rights and remedies set forth above in this Section 7, contemporaneously with the execution and delivery of this Agreement, each Pledgor shall execute and deliver to the Required Holders or their nominee, undated Assignments of the Collateral in the forms attached hereto as Exhibit C (the "Assignments"). The Assignments will be held by a designee of the Required Holders in escrow and will not be filed or recorded or otherwise used or effective until an Event of Default shall have occurred and the Required Holders shall have exercised their rights to foreclose on the pledge and security interest granted hereunder. Upon the occurrence of an Event of Default and the exercise of such rights, the Required Holders, or their designee, may (i) complete the date of the Assignment(s) with the date the Required Holders shall have so exercised their rights hereunder and fill in the name of the assignee thereunder with the name of the Holders, any agent or nominee of the Holders or any purchaser at foreclosure sale, (ii) deliver from escrow for the use by the Holders each Assignment as to which foreclosure rights have been exercised, and (iii) record or file the same in such office or offices as the Required Holders may deem appropriate. In aid of the foregoing, upon request of the Required Holders, such Pledgor shall also obtain and deliver to the Holders consents in form and substance satisfactory to the Required Holders, executed by the general partner of each Limited Partnership Restricted Subsidiary, consenting to the admission, as a substitute limited partner, or a substitute general partner of such Limited Partnership in the place of such Pledgor, of any purchaser at foreclosure sale or other Person or Persons designated by the Required Holders.

SECTION 8.    Release of Collateral.

    One hundred and eighty days following the date of payment and performance in full of the Obligations in accordance with their terms and the performance by the Pledgors of all of their covenants and agreements hereunder, this Agreement shall terminate, and the Pledgors shall be entitled to the return, at the Pledgors' expense, of such of the Collateral in the possession or control of the Holders as has not therefore been disposed of pursuant to the provision hereof, together with any moneys and other property at the time held by the Holders hereunder; provided, if at any time any payment made in respect of the Obligations shall be recovered or rescinded or must be otherwise restored or returned, whether upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Medical Resources or any Restricted Subsidiary, or as a result of the appointment of a receiver, conservator of or trustee or similar officer for Medical Resources or any Restricted Subsidiary or any substantial part of their property, any other act of bankruptcy, or otherwise, the Pledgors' obligations under this Agreement shall be reinstated and continue as though such payment had not been made.

SECTION 9.    Attorney in-Fact.

    The Required Holders are hereby appointed the attorney-in-fact, with full power of substitution, of the Pledgors for the purpose of carrying out the provisions hereof and taking any action and executing any instruments, including, without limitation, financing or continuation statements, conveyances, assignments and transfers which are required to be taken or executed by any Pledgor under this Agreement, on behalf of and in the name of the any Pledgor, and including any documents required to be signed by a Pledger to designate the Holders or their nominee or third party assignee, or the purchaser of all or part of the Collateral, as a substitute partner in a Limited Partnership Restricted Subsidiary in the event of foreclosure, which the Required Holders may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable.

SECTION 10.   Waivers, etc.

    Except for the notice provided for in paragraph (c) of
Section 7 hereof, and to the extent permitted by law, each Pledgor hereby waives any right it may have to notice or to a judicial hearing prior to the exercise of any right or remedy provided hereby to any Holder or the Required Holders and waives its rights, if any, to set aside or invalidate any sale duly consummated in accordance with the provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. Each Pledgor's waivers under this Section 10 has been made voluntarily, intelligently and knowingly, and after such Pledgor has been apprised and counseled by its attorneys as to the nature thereof and its possible alternative rights. No delay or omission on the part of any Holder or the Required Holders in exercising any right hereunder shall operate as a waiver of such right or of any other right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. No course of dealing between any Pledgor and any Holder or the Required Holders nor any failure to exercise, nor any delay in exercising, on the part of any Holder or the Required Holders, any right, power or privilege hereunder or under any of the Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

    It is expressly understood and agreed that the Holders and the Required Holders may exercise any of their rights under this Agreement upon the occurrence of an Event of Default without regard to the adequacy of any other security the Holders may hold or any other rights or remedies the Holders may have, at law or in equity. To that end, each Pledgor hereby waives any right to require the Holders or the Required Holders to: (a) proceed against any person, including, without limitation, any Pledgor or any guarantor; (b) proceed against or exhaust any other security held from the Pledgors, guarantor or any other person; (c) pursue any other remedy in the Holders' power; or (d) make any presentments or demands for performance or give any notices of nonperformance, protests, notices of protests or notices of dishonor in connection with the Obligations.

SECTION 11.   Notices.

    All notices and other written communications provided for hereunder shall be given in writing and sent by overnight delivery service (with charges prepaid) or by facsimile transmission with the original of such transmission being sent by overnight delivery service (with charges prepaid) by the next succeeding Business Day and (i) if to a Holder or its nominee, addressed to it at the address or fax number specified for such communications to it in Exhibit A to the Note Agreement, or at such other address or fax number as such Holder shall have specified to Medical Resources in writing in accordance with paragraph 11H of the Note Agreement, and (ii) if to a Pledgor, addressed to it at c/o Medical Resources, Inc., 155 State Street, Hackensack, New Jersey 07601, Attention: President, Fax No.
(201) 488-3546, or at such other addresses or fax numbers as Medical Resources shall have specified to the Holders in writing given in accordance with paragraph 11H of the Note Agreement.

Notice given in accordance with this Section 11 shall be effective upon the earlier of the date of delivery or the second
Business Day at the place of delivery after dispatch.

SECTION 12.   Non-Exclusive Remedies.

    The rights and remedies of the Holders and the Required
Holders in this Agreement are cumulative with and are not exclusive of any other remedies available to the Holders and the Required Holders, whether by law, contract or otherwise, including, without limitation, the rights and remedies of a secured party under the UCC.

SECTION 13.   Successors and Assigns.

    This Agreement is for the benefit of the Holders and their successors and assigns. This Agreement shall be binding on the Pledgors and their successors and assigns but may not be assigned by Pledgors without the prior written consent of the Required Holders.

SECTION 14.   Changes in Writing.

    Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Pledgors and the Required Holders.

SECTION 15.   Governing Law.

    THIS AGREEMENT IS TO BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO ANY LAWS OR RULES RELATING TO CONFLICTS OF LAWS THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK).

SECTION 16.   Consent to Jurisdiction and Service and Waiver of
Trial By Jury.

    TO THE EXTENT PERMITTED BY APPLICABLE LAW, EACH PLEDGOR
HEREBY ABSOLUTELY AND IRREVOCABLY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF ANY FEDERAL COURT LOCATED IN SAID JURISDICTION IN CONNECTION WITH ANY ACTIONS OR PROCEEDINGS BROUGHT AGAINST IT BY ANY HOLDER ARISING OUT OF OR RELATING TO THIS AGREEMENT AND HEREBY IR-REVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. EACH PLEDGOR HEREBY WAIVES AND AGREES NOT TO ASSERT IN ANY SUCH ACTION OR PROCEEDING, IN EACH CASE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY CLAIM THAT (A) IT IS NOT PERSONALLY SUBJECT
TO THE JURISDICTION OF ANY SUCH COURT, (B) IT IS IMMUNE FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT

PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION, EXECUTION OR OTHERWISE) WITH RESPECT TO IT OR ITS PROPERTY, (C) ANY SUCH SUIT, ACTION OR PROCEEDING IS BROUGHT IN AN INCONVENIENT FORUM, OR (D) SUCH TRANSACTION DOCUMENT MAY NOT BE ENFORCED IN OR BY ANY SUCH COURT. IN ANY SUCH ACTION OR PROCEEDING, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, EACH PLEDGOR HEREBY ABSOLUTELY AND IRREVOCABLY WAIVES TRIAL BY JURY AND PERSONAL IN HAND SERVICE OF ANY SUMMONS, COMPLAINT, DECLARATION OR OTHER PROCESS AND HEREBY ABSOLUTELY AND IRREVOCABLY AGREES THAT THE SERVICE MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO IT AT ITS ADDRESS SET FORTH IN OR FURNISHED PURSUANT TO THE PROVISIONS OF THIS AGREEMENT, OR BY ANY OTHER MANNER PROVIDED BY LAW. ANYTHING HEREINBEFORE TO THE CONTRARY NOTWITHSTANDING, ANY HOLDER MAY SUE EACH PLEDGOR IN ANY OTHER APPROPRIATE JURISDICTION AND ANY PARTY MAY SUE ANY OTHER PARTY ON A JUDGMENT RENDERED BY ANY COURT PURSUANT TO THE PROVISIONS OF THE FIRST SENTENCE OF THIS SECTION 16 IN THE COURTS OF ANY COUNTRY, STATE OF THE UNITED STATES OR PLACE WHERE SUCH OTHER PARTY OR ANY OF ITS PROPERTY OR ASSETS MAY BE FOUND OR IN ANY OTHER APPROPRIATE JURISDICTION.

SECTION 17.   Severability.

    If any provision hereof is invalid and unenforceable in any jurisdiction, then, to the fullest extent permitted by law, A. the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Holders in order to carry out the intentions of the parties hereto as nearly as may be possible; and the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

SECTION 18.   Counterparts.

    This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument and any of the parties hereto may execute this Agree-ment by signing any such counterpart.

              [SIGNATURES APPEAR ON THE NEXT PAGE]

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

PLEDGORS:                         MRI SOUTH UMBERTON, INC.


                                  By:

                                       Name:
                                       Its:


                                  NORTH BRONX RESOURCES, INC.


                                  By:

                                       Name:
                                       Its:


                                  IMAGING NETWORKS, INC.


                                  By

                                       Name:
                                       Title:

                                  DNI OF TEXAS, INC.


                                  By

                                       Name:
                                       Title:

PURCHASERS:                       JOHN HANCOCK MUTUAL LIFE
                                    INSURANCE COMPANY

                                  By:
                                       Name:
                                       Title:

                                  JOHN HANCOCK VARIABLE LIFE
                                    INSURANCE COMPANY

                                  By:
                                       Name:
                                       Title:

                                  JOHN HANCOCK LIFE INSURANCE
                                    COMPANY OF AMERICA


                                  By:
                                       Name:
                                       Title:

                                  MELLON BANK, N.A., AS TRUSTEE
                                  UNDER THE LONG-TERM INVESTMENT
                                  TRUST

                                  By:
                                       Name:
                                       Title:


                                  AUSA LIFE INSURANCE COMPANY,
                                  INC.

                                  By:
                                       Name:
                                       Title:

                                  LIFE INVESTORS INSURANCE
                                  COMPANY OF AMERICA

                                  By:
                                       Name:
                                       Title:

                                  GREAT AMERICAN LIFE INSURANCE
                                    COMPANY

                                  By:
                                       Name:
                                       Title:

                                  GREAT NORTHERN INSURED ANNUITY
                                    CORPORATION

                                  By:
                                       Name:
                                       Title:

                                  AMERICAN BANKERS INSURANCE
                                    COMPANY OF FLORIDA

                                  By:
                                       Name:
                                       Title:

                                  COVA FINANCIAL SERVICES LIFE
                                    INSURANCE COMPANY

                                  By:CONNING ASSET MANAGEMENT
                                       COMPANY
                                  By:
                                       Name:
                                       Title:

                                  PIERCE NATIONAL LIFE INSURANCE
                                  COMPANY

                                  By:
                                       Name:
                                       Title:

                                       SCHEDULE 3L


           LIMITED PARTNERSHIP RESTRICTED SUBSIDIARIES



NAME AND
ADDRESS                        PARTNERS               PERCENTAGE

South Umberton Asset
 Management Assoc., L.P.
North Bronx Services, L.P.
Austin MRI Partners, L.P.
Hartford County Imaging
 Partners, L.P.
MR Assoc. of Allentown, L.P.
MR Assoc. I, L.P.
MR Assoc. of Morristown, L.P.
NMR Assoc. I, L.P.
Garden State Imaging
 Partners, L.P.
MR Assoc. of Chicago, L.P.
Golf MRI Center, L.P.
Diagnostic Imaging
 Center, L.P.
Accessible MRI, L.P.
MR Partners of Greenbelt, L.P.

PLEDGORS               CHIEF EXECUTIVE OFFICE    LOCATIONS
                                                 OF UCC FILINGS

MRI SOUTH UMBERTON,
 INC.

NORTH BRONX RESOURCES,
 INC.

IMAGING NETWORKS, INC.

DNI OF TEXAS, INC.

                           ASSIGNMENT

     FOR VALUE RECEIVED, the undersigned,                    ,
 a                   corporation  (the "Assignor"), hereby
assigns, transfers and sets over to
(the "Assignee"), all right, title and interest of the Assignor as a limited partner now held or hereafter arising or acquired in:

          ----------------------------------------------
          [Name of Limited Partnership]

(the "Limited Partnership"). The Assignor hereby appoints the Assignee its true and lawful agent and attorney-in-fact (with full power of substitution and resubstitution to execute and deliver all documents and to take all such other actions, in the name and on behalf of the Assignor, as the Assignee may deem necessary or desirable to give effect to the Assignment herein. Without limitation of the foregoing, the Assignor hereby resigns and withdraws as a partner in the Limited Partnership and grants to the Assignee its power of attorney to execute and file any amendment to the Certificate of Limited Partnership of the Limited Partnership as the Assignee may so deem necessary or desirable, including, without limitation, an amendment deleting the name of the Assignor as partner and substituting in its stead the name of the Assignee or its designee. The appointment made hereby and the powers hereby granted are coupled with an interest, and therefore, are irrevocable.

     Executed as an instrument under seal as of the    day of
                        .


                                  [Name of Assignor]


                                       By:
                                       Name:
                                       Title:


                                  By:
                                      Name:
                                      Title: